                                                                    EXHIBIT 10.3






                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT



                           dated as of June 11, 1999

                                  by and among



                              SERVICE EXPERTS, INC.

                                       AND

                         SUNTRUST BANK, NASHVILLE, N.A.
                    ADMINISTRATIVE AGENT, DOCUMENTATION AGENT
                        CO-BOOK MANAGER, AND AS A LENDER

                                       AND

                                NATIONSBANK, N.A.
                               SYNDICATION AGENT,
                        CO-BOOK MANAGER, AND AS A LENDER

                                       AND

                       THE FIRST NATIONAL BANK OF CHICAGO
                            CO-AGENT AND AS A LENDER


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                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONS............................................................................................1

ARTICLE II. THE CREDIT...........................................................................................14
         Section 2.1 The Revolving Credit Loan...................................................................14
                  (a)      Availability..........................................................................15
                  (b)      Calculation of Maximum Total Amount...................................................15
                  (c)      Revolving Feature.....................................................................15
                  (d)      Funding by Lenders....................................................................15
         Section 2.2 Letters of Credit Subcommitment.............................................................15
                  (a)      Availability..........................................................................15
                  (b)      Letter of Credit Fee..................................................................16
                  (c)      Fronting Fee..........................................................................16
                  (d)      Delivery of Letter of Credit..........................................................16
                  (e)      Term..................................................................................16
                  (f)      Reduction of Advances.................................................................16
                  (g)      Participation of Lenders..............................................................16
         Section 2.3 Swing Line Commitment.......................................................................17
                  (a)      Availability..........................................................................17
                  (b)      Borrowing Procedure Under Swing Line Commitment.......................................17
                  (c)      Refunding Swing Line Loans With Proceeds of Mandatory Revolving Loans.................18
         Section 2.4 Competitive Bid Loans.......................................................................19
         Section 2.5 Interest Rate...............................................................................21
         Section 2.6 Effective Date for Adjustment to Applicable Margin and Facility Fee.........................22
         Section 2.7 Borrowing Procedure.........................................................................22
                  (a)      In General............................................................................22
                  (b)      Requests for Advances Under the Revolving Credit Loan.................................22
                  (c)      Requests for Competitive Bid Loans....................................................23
                  (d)      Requests for Swing Line Loans.........................................................23
                  (e)      No Liability..........................................................................23
                  (f)      Warranty..............................................................................23
         Section 2.8 Use of Proceeds.............................................................................23
         Section 2.9 Participation...............................................................................23
         Section 2.10 Term of This Agreement.....................................................................24
         Section 2.11 Payments to Principal Office; Debit Authority..............................................24
         Section 2.12 Payments...................................................................................27
                  (a)      Required Prepayment...................................................................27
                  (b)      Optional Prepayment...................................................................27
                  (c)      Permanent Reductions..................................................................28
                  (d)      Interest Payments.....................................................................28

         Section 2.13 Funding Losses.............................................................................29
         Section 2.14 Apportionment of Payments..................................................................29
         Section 2.15 Sharing of Payments, Etc...................................................................30
         Section 2.16 Right of Offset, Etc.......................................................................30
         Section 2.17 Facility Fee...............................................................................30
         Section 2.18 Usury......................................................................................31
         Section 2.19 Interest Rate Not Ascertainable, Etc.......................................................31
         Section 2.20 Illegality.................................................................................31
         Section 2.21 Increased Costs............................................................................32
         Section 2.22 Capital Adequacy...........................................................................33

ARTICLE III. GUARANTORS..........................................................................................34
         Section 3.1 Guarantors..................................................................................34

ARTICLE IV. REPRESENTATIONS AND WARRANTIES.......................................................................34
         Section 4.1 Corporate Existence.........................................................................34
         Section 4.2 Power and Authorization.....................................................................34
         Section 4.3 Binding Obligations.........................................................................34
         Section 4.4 No Legal Bar or Resultant Lien..............................................................34
         Section 4.5 No Consent..................................................................................35
         Section 4.6 Financial Condition.........................................................................35
         Section 4.7 Investments, Advances, and Guaranties.......................................................35
         Section 4.8 Liabilities and Litigation..................................................................35
         Section 4.9 Taxes; Governmental Charges.................................................................35
         Section 4.10 No Default.................................................................................36
         Section 4.11 Compliance with Laws, Etc..................................................................36
         Section 4.12 ERISA......................................................................................36
         Section 4.13 No Material Misstatements..................................................................38
         Section 4.14 Solvency...................................................................................36
         Section 4.15 Regulation U...............................................................................36
         Section 4.16 Filings....................................................................................37
         Section 4.17 Title, Etc.................................................................................37
         Section 4.18 Investment Company Act.....................................................................37
         Section 4.19 Personal Holding Company...................................................................37
         Section 4.20 Burdensome Agreements......................................................................37
         Section 4.21 Insurance..................................................................................37
         Section 4.22 Subsidiaries...............................................................................38
         Section 4.23 Y2K Compliance.............................................................................38

ARTICLE V. CONDITIONS PRECEDENT..................................................................................38
         Section 5.1 Initial Conditions..........................................................................38

                  (a)      Notes and Loan Documents..............................................................38
                  (b)      Resolutions...........................................................................39
                  (c)      Certificate of Existence..............................................................39

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
                  (d)      Consents, Etc.........................................................................39
                  (e)      Incumbency Certificate................................................................39
                  (f)      Charter and By-Laws and Organizational Documents......................................39
                  (g)      Attorneys Opinion Letter..............................................................39
                  (h)      Payment of Fees, Etc..................................................................39
                  (i)      No Default Certificate................................................................39
                  (j)      Seller Notes..........................................................................39
                  (k)      Other.................................................................................39
         Section 5.2 All Borrowings..............................................................................40

ARTICLE VI. AFFIRMATIVE COVENANTS................................................................................40
         Section 6.1 Financial Statements and Reports............................................................40
                  (a)      Annual Reports........................................................................40
                  (b)      Quarterly and Year-to-Date Reports....................................................41
                  (c)      Compliance Reports....................................................................41
                  (d)      SEC Filings and Public Information....................................................41
                  (e)      Consolidating Statements..............................................................41
                  (f)      Other Information.....................................................................41
         Section 6.2 Taxes and Other Liens.......................................................................41
         Section 6.3 Maintenance.................................................................................42
         Section 6.4 Further Assurances..........................................................................42
         Section 6.5 Performance of Obligations..................................................................43
         Section 6.6 Insurance...................................................................................43
         Section 6.7 Accounts and Records........................................................................43
         Section 6.8 Right of Inspection.........................................................................43
         Section 6.9 Notice of Certain Events....................................................................43
         Section 6.10 ERISA Information and Compliance...........................................................44
         Section 6.11 Management.................................................................................44
         Section 6.12 Additional Guaranties......................................................................44
         Section 6.13 Equity Proceeds............................................................................45
         Section 6.14 Y2K Compliant..............................................................................45

ARTICLE VII. NEGATIVE COVENANTS..................................................................................45
         Section 7.1 Debts, Guarantees, and Other Obligations....................................................45
         Section 7.2 Liens.......................................................................................47
         Section 7.3 Investments, Loans, and Advances............................................................47
         Section 7.4 Distributions and Redemptions; Issuance of Stock............................................48
         Section 7.5 Sales and Leasebacks........................................................................49
         Section 7.6 Mergers, Consolidations, Etc................................................................49
         Section 7.7 Proceeds of Loan............................................................................49
         Section 7.8 Disposition of Assets.......................................................................49
         Section 7.9 Limitation on Business......................................................................49
         Section 7.10 Inconsistent Agreements....................................................................49
         Section 7.11 Acquisitions...............................................................................50
         Section 7.12 Prepayment of Seller Notes.................................................................50

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
ARTICLE VII.A. FINANCIAL COVENANTS...............................................................................50
         Section 7A.01 Financial Covenants.......................................................................50
                  (a)      Minimum Net Worth.....................................................................50
                  (b)      Total Net Funded Debt to Pro Forma EBITDA.............................................50
                  (c)      Total Net Funded Debt to Capitalization...............................................50
                  (d)      Fixed Charge Coverage Ratio...........................................................50

ARTICLE VIII. EVENTS OF DEFAULT..................................................................................50
         Section 8.1 Events of Default...........................................................................50
                  (a)      Principal and Interest Payments.......................................................50
                  (b)      Representations and Warranties........................................................51
                  (c)      Obligations...........................................................................51
                  (d)      Involuntary Bankruptcy or Receivership Proceedings....................................51
                  (e)      Voluntary Petitions...................................................................51
                  (f)      Assignments for Benefit of Creditors, Etc.............................................51
                  (g)      Undischarged Judgments................................................................52
                  (j)      ERISA Liability.......................................................................52
                  (k)      Change of Ownership...................................................................52
                  (m)      Default to Other Persons..............................................................52
         Section 8.2 Remedies....................................................................................52
         Section 8.3 Default Conditions..........................................................................53

ARTICLE IX. GENERAL PROVISIONS...................................................................................54
         Section 9.1 Notices.....................................................................................54
         Section 9.2 Invalidity..................................................................................54
         Section 9.3 Survival of Agreements......................................................................55
         Section 9.4 Successors and Assigns......................................................................55
         Section 9.5 Waivers.....................................................................................55
         Section 9.6 Cumulative Rights...........................................................................55
         Section 9.7 Governing Law...............................................................................55
         Section 9.8 Time of Essence.............................................................................55
         Section 9.9 Costs, Expenses, and Taxes..................................................................55
         Section 9.10 Entire Agreement; No Oral Representations Limiting Enforcement.............................56
         Section 9.11 Amendments.................................................................................56
         Section 9.12 Distribution of Information................................................................56
         Section 9.13 Borrower's Right to Replace a Lender.......................................................56

ARTICLE X. JURY WAIVER...........................................................................................57
         Section 10.1 Jury Waiver................................................................................57

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
ARTICLE XI. HAZARDOUS SUBSTANCES.................................................................................57
         Section 11.1 Representation and Indemnity Regarding Hazardous Substances................................57

ARTICLE XII. THE ADMINISTRATIVE AGENT............................................................................58
         Section 12.1 Appointment of Administrative Agent........................................................58
         Section 12.2 Authorization of Administrative Agent with Respect to the Loan Documents...................59
         Section 12.3 Administrative Agent's Duties Limited; No Fiduciary Duty...................................61
         Section 12.4 NO RELIANCE ON THE ADMINISTRATIVE AGENT....................................................62
         Section 12.5 Certain Rights of Administrative Agent.....................................................62
         Section 12.6 Reliance by Administrative Agent...........................................................63
         Section 12.7 Indemnification of Administrative Agent....................................................63
         Section 12.8 The Administrative Agent in its Individual Capacity........................................63
         Section 12.9 Holders of Notes...........................................................................64
         Section 12.10 Successor Administrative Agent............................................................64
         Section 12.11 Notice of Default or Event of Default.....................................................65
         Section 12.12 Benefit of Agreement......................................................................65
         Section 12.13 Co-Agents, Documentation Agent, Syndication Agent, Etc....................................67

                                    EXHIBITS

EXHIBIT A:      Pricing Grid

EXHIBIT B:      form of Revolving Credit Note

EXHIBIT C:      form of Application and Agreement for Issuance of a Letter of
                Credit

EXHIBIT D:      form of Competitive Bid Note

EXHIBIT E:      form of Competitive Bid Request

EXHIBIT F:      form of Competitive Bid

EXHIBIT G:      form of Borrowing Request

EXHIBIT H:      form of Continuation/Conversion Notice

EXHIBIT I:      list of current Guarantors and Consolidated Entities

EXHIBIT J:      Compliance Certificate (Section 6.1(c))

         THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT is made and entered into as of this 8th day of June, 1999 by and between SERVICE EXPERTS, INC., a Delaware corporation (the "Borrower"), SUNTRUST BANK, NASHVILLE, N.A. ("STB"), and the other banks and lending institutions who become Lenders pursuant to
Section 12.12 herein (STB and such other banks and lending institutions are referred to collectively as the "Lenders"), and SUNTRUST BANK, NASHVILLE, N.A., in its capacity as administrative agent for the Lenders and each successive administrative agent for such Lenders as may be appointed from time to time pursuant to Article XII herein (in such capacity, the "Administrative Agent"), SUNTRUST BANK, NASHVILLE, N.A., as documentation agent (in such capacity, the "Documentation Agent"), NATIONSBANK, N.A., as syndication agent (in such capacity, the "Syndication Agent"), THE FIRST NATIONAL BANK OF CHICAGO, as co-agent (in such capacity, the "Co-Agent"), and SUNTRUST BANK, NASHVILLE, N.A. and NATIONSBANK, N.A., as Co-Book Managers (in such capacity, the "Co-Book Managers").

                                    RECITALS:

         1. The Borrower, Administrative Agent, and the Lenders entered into an Amended and Restated Credit Agreement dated as of September 18, 1997, which subsequently was amended by the Second Amended and Restated Credit Agreement dated April 28, 1998 and other amendments thereto (herein the Amended and Restated Credit Agreement, as amended and restated by the Second Amended and Restated Credit Agreement, as amended, shall be referred to as the "Credit Agreement").

         2. The parties to the Credit Agreement desire to amend and restate the Credit Agreement as provided herein.

         3. This Third Amended and Restated Credit Agreement shall govern the terms and conditions under which the Lenders have agreed to extend credit to the Borrower.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

         ARTICLE I. DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings, unless the context expressly otherwise requires:

         The terms defined in this article have the meanings attributed to them in this article. Singular terms shall include the plural as well as the singular, and vice versa. Words of masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

         All references herein to a separate instrument are to such separate instrument as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

         All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made, in accordance with generally accepted accounting principles applied on a consistent basis. All references herein to "generally accepted accounting principles" refer to such principles as they exist at the date of application thereof.

         If, after the date hereof, there shall be any modification in GAAP used in the preparation of the Financial Statements delivered pursuant to Section 4.6 (whether such modification is adopted or imposed by FASB, the American Institute of Certified Public Accountants or other professional body) which changes result in a change in the method of calculation of financial covenants, standards or terms found in this Agreement, the parties hereto agree promptly to enter into negotiations in order to amend such financial covenants, standards, or terms so as to reflect equitably such changes, with the desired result that the evaluations of Borrower's financial condition shall be the same after such changes as if such changes had not been made; provided, however, that until the parties hereto have reached a definitive agreement on such amendments, the Borrower's financial condition shall continue to be evaluated on the same principles as those used in the preparation of the Financial Statements delivered pursuant to Section 4.6.

         All references herein to designated "Articles", "Sections" and other subdivisions or to lettered Exhibits are to the designated Articles, Sections and other subdivisions hereof and the Exhibits annexed hereto unless the context otherwise clearly indicates. All Article, Section, other subdivision and Exhibit captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Agreement.

         "Acquired Entity" means any Person acquired by, merged into, or consolidated with the Borrower or any Consolidated Entities, as permitted herein.

         "Acquisition" means the acquisition by any Consolidated Entity of any of the following: (a) the controlling interest in any Person, (b) a Consolidated Entity, or (c) all or substantially all of the Property of any Person.

         "Administrative Agent" means SunTrust Bank, Nashville, N.A. or its successor as appointed pursuant to the provisions of Article XII herein.

         "Advance" or "Advances" means any and all amounts advanced by Lenders to or for the account of the Borrower hereunder or under the Revolving Credit Loan, the Letter of Credit Subcommitment, and the Competitive Bid Loan, and all amounts advanced by the Swing Line Lender under the Swing Line Loan, including, without limitation, advances of loan proceeds, payments in overdraft, and the face amount of

Letters of Credit issued by the Administrative Agent. The terms "Advance" and "Loan" are used interchangeably in this Agreement.

         "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controls" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this Third Amended and Restated Credit Agreement (including all exhibits hereto) as the same may be modified, amended, or supplemented from time to time.

         "Applicable Margin" means the respective percentages designated in the Pricing Grid for LIBOR Advances and Base Rate Advances based on the Consolidated Entities' ratio of Total Net Funded Debt to Pro Forma EBITDA determined at the end of each Fiscal Quarter; provided, however, if the Consolidated Entities' ratio of Total Net Funded Debt to Capitalization is greater than .50 to 1.00, then the Applicable Margin shall be equal to the respective Applicable Margin for when the Consolidated Entities' ratio of Total Net Funded Debt to Pro Forma EBITDA is greater than 2.50x, even if the Consolidated Entities' ratio of Total Net Funded Debt to Pro Forma EBITDA shall not be greater than 2.50x. Any change to the Applicable Margin shall be effective immediately on the first day of the Fiscal Quarter following the date of calculation.

         "Applicable Rate" means (i) with respect to the Revolving Credit Loan either the Base Rate Option or the LIBOR Option, as elected by Borrower; (ii) with respect to the Competitive Bid Loan, the Competitive Bid Rate; and (iii) with respect to the Swing Line Loan, the Swing Line Rate.

         "Assignment and Acceptance" means an Assignment and Acceptance form executed by a Lender assigning its interest in the Revolving Credit Loan, or any portion therein (other than as a participation), to an Eligible Assignee in a form reasonably satisfactory to Administrative Agent.

         "Bankruptcy Code" means the Bankruptcy Code, as set forth in 11 U.S.C. ss .101 et seq., as such may be amended from time to time.

         "Base Rate" means the rate of interest equal to the higher of (i) the rate of interest most recently announced by Administrative Agent as its "base" or "prime" lending rate, as the case may be, for dollar loans in the United States; and (ii) the Federal Funds Rate (as in effect from time to time) plus one-half of one percent (1/2%) per annum. The Base Rate is determined daily. The "base" or "prime" lending rate is a reference rate and does not necessarily represent the lowest or best interest rate actually charged to any customer. Each change in the "base" or "prime" lending rate announced by Administrative Agent shall take effect at the opening of business on the day such announcement is made. The Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below such "base" or "prime" lending rate.

         "Base Rate Option" shall mean that rate of interest equal to the Base Rate, plus the Applicable Margin.

         "Borrower" shall have the same meaning attributed to that term in the preamble to this Agreement.

         "Borrowing Date" means that date on which the Advances are to be funded and which must be a day other than a Saturday, Sunday, or day on which commercial banks are authorized to close for business in New York City or the State of Tennessee.

         "Borrowing Request" means a request in the form of Exhibit G hereto submitted by the Borrower to Administrative Agent for an Advance as described in
Section 2.7(b) of this Agreement.

         "Business Day" means any day other than a Saturday, Sunday or day on which commercial banks are authorized to close for business in New York City or the State of Tennessee; provided, however, when used with reference to LIBOR Advances (including the making, continuing, prepaying, or repaying of any LIBOR Advances), the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits of U.S. dollars in the London interbank market.

         "Business Sweep System" means the procedure and policies established from time to time by the Swing Line Lender and which may change without notice to Borrower by which: (i) the Swing Line Lender causes funds to be deposited into and removed from the Funding Account to meet certain operational requirements of Borrower, and (ii) automatic payments, to the extent funds are available, are applied to the Swing Line Loan.

         "Calculation Date" has the same meaning as set forth in Section 2.6 herein.

         "Capitalization" means an amount as measured in accordance with GAAP for the Consolidated Entities equal to the sum of Total Net Funded Debt plus Consolidated Net Worth.

         "Cash" means the amount attributed to cash as depicted on the consolidated Financial Statements of the Consolidated Entities and calculated in accordance with GAAP.

         "Closing Date" means the 8th day of June, 1999.

         "Co-Agent" has the same meaning as set forth in the preamble hereto.

         "Co-Book Managers" has the same meaning as set forth in the preamble hereto.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

         "Competitive Bid" shall mean an offer to make a Competitive Bid Loan to Borrower substantially in the form of Exhibit F.

         "Competitive Bid Facility" shall mean the facility established pursuant to Section 2.4.

         "Competitive Bid Loan" shall mean a Loan made up of Advances by all of those Lenders whose Competitive Bids have been accepted by the Borrower pursuant to the same Competitive Bid Request under the bidding procedure described in
Section 2.4 for the same Interest Period and interest rate (with the understanding that two Competitive Bid Loans may be made pursuant to a single Competitive Bid Request).

         "Competitive Bid Note" shall mean a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit D hereto, evidencing the indebtedness of the Borrower to such Lender with respect to outstanding Competitive Bid Rate Advances made by such Lender pursuant to this Agreement either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.

         "Competitive Bid Rate" means the absolute rate obtained by the Borrower from the solicitation of Competitive Bids from the Lenders for specific time periods as requested by the Borrower pursuant to a Competitive Bid Request and the bidding procedure described in Section 2.4 herein. Each Lender may bid at its own discretion for amounts up to the aggregate amount of its Pro Rata Share of the unused Revolving Credit Loan Commitment, and the Borrower is under no obligation to accept any of the Competitive Bids. Competitive Bid Rate Advances provided by any Lender shall be deemed usage of such Lender's Pro Rata Share for the purpose of calculating its lending obligation hereunder.

         "Competitive Bid Rate Advance" shall mean an Advance made by a Lender to the Borrower pursuant to the bidding procedure described in Section 2.4.

         "Competitive Bid Request" shall mean a request made by the Borrower pursuant to Section 2.4 substantially in the form of Exhibit E.

         "Conditions Precedent" means those matters or events that must be completed or must occur or exist prior to the Lenders' being obligated to fund any Advance, including, but not limited to, those matters described in Article V hereof.

         "Consolidated Entity" or "Consolidated Entities" means: (a) the Borrower, (b) all present and future Subsidiaries, Controlled Partnerships, and Controlled LLC's of the Borrower, and (c) any Person the financial statements of which are consolidated with any other Consolidated Entity identified in subparts
(a) and (b) hereof. (The current Consolidated Entities are depicted on Exhibit I hereto.)

         "Consolidated Interest Expense" means without duplication and as determined in accordance with GAAP, the aggregate interest expense and amortization of deferred loan costs of the Consolidated Entities, on a consolidated basis for such period (calculated without regard to any limitations on the payment thereof), imputed interest on capitalized lease obligations of the Consolidated Entities, and including net costs under interest rate protection agreements for the Consolidated Entities to the extent required to be reflected as interest expense under GAAP.

         "Consolidated Net Income" shall mean for any fiscal period the consolidated net income of the Consolidated Entities, as calculated in accordance with GAAP.

         "Consolidated Net Worth" means on a consolidated basis the excess of
(A) total assets over (B) total liabilities, for the Consolidated Entities, as determined in accordance with GAAP.

         "Continuation/Conversion Notice" means the notice delivered on behalf of the Borrower to Administrative Agent in the form of Exhibit H hereto.

         "Control Group" means any Person and all Affiliates of such Person.

         "Controlled LLC" means a limited liability company, the ownership and management of which is held by and/or controlled by any Consolidated Entity.

         "Controlled Partnership" means a general partnership or joint venture of which any Consolidated Entity is a general partner or joint venturer, or a limited partnership which has any Consolidated Entity as a general partner, and with respect to which general partnership, joint venture, or limited partnership, any Consolidated Entity serving as general partner or joint venturer is entitled to receive not less than 51% of any distributions of cash or other Property made to the partners or joint venturers thereof.

         "Conversion Date" means that date on which Advances on which interest accrues at the Base Rate Option are converted to LIBOR Advances and that date on which LIBOR Advances are converted to Advances on which interest accrues at the Base Rate Option.

         "Debt" means, with respect to any Consolidated Entity, without duplication, the sum of (i) Total Funded Debt, and (ii) all other liabilities contingent or otherwise, which in accordance with GAAP are required to be classified on a balance sheet of such Consolidated Entity as a liability, but in any event including (A) liabilities secured by any mortgage, pledge or lien existing on Property owned by such Consolidated Entity and subject to such mortgage, pledge or lien, whether or not the liability secured thereby shall have been assumed by any Consolidated Entity, (B) endorsements (other than endorsements of negotiable instruments for purposes of collection in the ordinary course of business) and obligations to supply funds for the purchase or payment of Debt of others, and (C) all outstanding indemnities, for which claims have been made.

         "Default" or "Event of Default" means the occurrence of any of the events specified in Section 8.1 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

         "Default Conditions" or "Default Condition" means the occurrence of any of the events specified in Section 8.3 hereof.

         "Default Rate" means an interest rate equal to two percent (2%) per annum above the Base Rate.

         "Documentation Agent" has the same meaning as set forth in the preamble hereto.

         "Dollar" and the sign "$" means the lawful money of the United States of America.

         "EBITAR" means, as measured in accordance with GAAP, for the Consolidated Entities over a trailing four Fiscal Quarter period, the sum of (i) Consolidated Net Income (excluding any gains related to asset sales), plus (ii) Consolidated Interest Expense, plus (iii) Income Tax Expense, plus (iv) amortization expense, plus (v) Rental and Lease Expense.

         "EBITDA" means, as measured in accordance with GAAP, for the Consolidated Entities over a trailing four Fiscal Quarter period, the sum of (i) Consolidated Net Income (excluding any gains related to asset sales), plus (ii) Consolidated Interest Expense, plus (iii) Income Tax Expense, plus (iv) depreciation and amortization expense.

         "Eligible Assignee" means: (i) a financial institution organized under the laws of the United States or any state thereof having total assets in excess of $1,000,000,000, which has been approved by Borrower and Administrative Agent, which approval shall not be unreasonably withheld, provided that the approval of the Borrower shall not be required if an Event of Default exists hereunder; and
(ii) any Lender or Affiliate of any Lender.

         "Environmental Law" means any federal, state, or local law, statute, ordinance, or regulation applicable or pertaining to health, waste materials, removal of waste materials, oil, gas, underground storage tanks, Hazardous Substances, other environmental conditions on, under, or affecting any of the Property of any Consolidated Entity.

         "Equity Proceeds" means the net cash proceeds obtained by any Consolidated Entity through the public or private sale of shares of stock of any Consolidated Entity.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "Facility Fee" means that fee designated on the Pricing Grid and payable quarterly in arrears on the Maximum Total Amount of the Credit Facility, based on the Consolidated Entities' ratio of Total Net Funded Debt to Pro Forma EBITDA; provided, however, if the Consolidated Entities' ratio of Total Net Funded Debt to Capitalization is greater than 0.50:1.00, then the Facility Fee shall be equal to the respective Facility Fee for when the Consolidated Entities' ratio of Total Net Funded Debt to Pro Forma EBITDA is greater than 2.50x, even if the Consolidated Entities' ratio of Total Net Funded Debt to Pro Forma EBITDA shall not be greater than 2.50x. Any change to the Facility Fee shall be effective immediately on the first day of the fiscal quarter following the date of calculation. The Facility Fee shall be calculated for the actual days elapsed on the basis of a 360-day year.

         "Federal Funds Rate" means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers for such day, as published on the next succeeding Business Day by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent.

         "Financial Statements" means (i) the consolidated financial statement or statements of the Consolidated Entities, described or referenced in Section
4.6 hereof and delivered pursuant to this Agreement to Administrative Agent for distribution to Lenders, and (ii) subsequent financial statements as described or referenced in Section 6.1 and required to be provided pursuant to this Agreement.

         "Fiscal Quarter" means each of the quarters of the Fiscal Year ending on the last day of each March, June, September, and December.

         "Fiscal Year" or "Annually" means the twelve-month accounting period ending December 31st of each year and presently used by the Borrower as its fiscal year for accounting purposes, or such other twelve (12) month accounting period adopted by Borrower as its fiscal year and ending on the last day of March, June, or September.

         "Fixed Charges" means the sum of Consolidated Interest Expense, plus Rental and Lease Expense of the Consolidated Entities, as determined on a consolidated basis for the Consolidated Entities in accordance with GAAP and measured over a trailing four Fiscal Quarter period.

         "Fronting Fee" means the fee as stipulated in a letter agreement between Borrower and Administrative Agent dated April 19, 1999, referred to therein as the "Fee Letter."

         "Funding Account" shall mean the account maintained by the Borrower with Administrative Agent into which Advances are deposited.

         "GAAP" means generally accepted accounting principles in the United States.

         "Guarantor" and "Guarantors" mean each and all of the Persons described on Exhibit I herein, as well as all future Persons executing or required to execute a Guaranty pursuant to Section 6.12 herein.

         "Guaranty" and "Guaranties" mean the guaranty agreements executed by each of the Guarantors in form and substance approved by Administrative Agent.

         "Hazardous Substances" means those substances included within the definition of hazardous substances, hazardous materials, toxic substances, or solid waste under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601, et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, et seq.; any applicable state law and in the regulations promulgated pursuant to such acts and laws, and such other substances, materials, and waste which are or become regulated under any Environmental Law.

         "Income Tax Expense" means the amount shown as "provision for income taxes" (or such other similar designation) on Borrower's consolidated income statement.

         "Interest Period" means:

         (a)      with respect to any LIBOR Advances:

                  (i) initially, the period commencing on any Borrowing Date or on any Conversion Date, as the case may be, and ending one, two, three, or six months thereafter, as designated by Borrower on its Borrowing Request or on its Continuation/Conversion Notice, as the case may be, given with respect thereto, or as otherwise provided herein; and

                  (ii) thereafter each period commencing on the last day of the next preceding Interest Period and ending one, two, three, or six months thereafter as selected by Borrower on the applicable Continuation/Conversion Notice given with respect thereto, or as otherwise provided herein;

provided that all foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

         (2) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

                  (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

         (b) with respect to any Advance at a Competitive Bid Rate, the interest period requested by the Borrower and agreed to by the participating Lenders pursuant to Section 2.5 hereof.

         "Lender" or "Lenders" means STB, the other financial institutions listed on the signature pages hereof and each permitted assignee thereof, if any, pursuant to Section 12.12, but shall not include any participant.

         "Letter of Credit Application Agreement" means that certain Application and Agreement for Issuance of a Letter of Credit in the form of Exhibit C hereto or any other similar form required by the Administrative Agent appropriately completed by the Borrower pursuant to Section 2.2(a) herein.

         "Letter of Credit Fee", as set forth in Section 2.2(b) herein, means an amount equal to the product of: (a) the Applicable Margin used in calculating the LIBOR Option for each period of calculation multiplied by (b) the face amount of outstanding Letters of Credit.

         "Letter of Credit Subcommitment" means the commitment of Administrative Agent on behalf of Lenders to issue Letters of Credit on Borrower's account up to the aggregate face amount of $10,000,000 pursuant to and in accordance with the provisions of Section 2.2 herein.

         "Letters of Credit" has the same meaning as set forth in Section 2.2(a) herein.

         "LIBOR" shall mean, for any Interest Period, the offered rates for deposits in U.S. Dollars for a period comparable to the selected Interest Period appearing on the Telerate Screen Page 3750 as of 11:00 a.m. London time, on the day that is two (2) Business Days prior to the first day of the applicable Interest Period. If any of the Interest Periods is unavailable on Telerate Screen Page 3750, then such rate shall be determined by and based on any other interest rate reporting service of generally recognized standing designated by the Administrative Agent to the Borrower.

         "LIBOR Advances" means Advances made hereunder calculated at the LIBOR Option.

         "LIBOR Loans" shall have the same meaning as set forth in Section 2.21 herein.

         "LIBOR Option" means that rate of interest equal to LIBOR, plus the Applicable Margin, as such may be adjusted for applicable reserve requirements, if any.

         "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person, other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale, or trust receipt or a lease, consignment, or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting the Property. For the purposes of this Agreement, a Consolidated Entity shall be deemed to be the owner of any Property that such Consolidated Entity has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         "Loan" or "Loans" means any borrowing by the Borrower under this Agreement, and/or any extension of credit by Lenders or Swing Line Lender to or for the Borrower pursuant to this Agreement, the Revolving Credit Loan, the Letter of Credit Subcommitment, the Competitive Bid Loan, the Swing Line Loan, or any other Loan Document, including any renewal, amendment, extension, or modification thereof.

         "Loan Documents" means, collectively, each document, paper or certificate executed, furnished or delivered in connection with this Agreement (whether before, at, or after the Closing Date), including, without limitation, this Agreement, the Revolving Credit Notes, the Competitive Bid Notes, the Swing Line Note, the Guaranties, the Security Documents, and all other documents, certificates, reports, and instruments that this Agreement requires or that were executed or delivered (or both) at Administrative Agent's request.

         "Maturity Date" for the Revolving Credit Loan (including the Letter of Credit Subcommitment), the Competitive Bid Loan, and the Swing Line Loan shall mean the earlier of (i) May 31, 2002, and (ii) with regard to Competitive Bid Loans, any earlier date agreed upon by Borrower and any Lender, and (iii) the date the repayment of any of the Loans or the Swing Line Loan is accelerated pursuant to Article VIII herein.

         "Maximum Total Amount" means the principal amount of $200,000,000, or such lesser amount which may result from the Borrower permanently reducing the maximum principal amount that may be borrowed under the Revolving Credit Loan pursuant to Section 2.12(c).

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Permitted Encumbrances" means: (i) taxes, assessments, and other governmental charges that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued and subject to maintenance of adequate reserves as required by GAAP; (ii) mechanic's, materialmen's, contractors', landlords', warehousemen, or other similar Liens imposed by law and arising in the ordinary course of business, securing obligations that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued and subject to maintenance of adequate reserves as required by GAAP; (iii) zoning restrictions, easements, and restrictions on the use of any of the Consolidated Entities' real property which do not materially impair the use of such real property; (iv) Liens disclosed on the consolidated Financial Statement of Borrower dated December 31, 1998; (v) Liens securing purchase money Debt of the Consolidated Entities which in the aggregate does not exceed at any one time the lesser of
(A) an amount equal to five percent (5%) of Consolidated Net Worth, or (B) $20,000,000; (vi) customary Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, ERISA, or social security; (vii) customary Liens to secure the performance of tenders, statutory obligations, surety and appeal bonds, and similar obligations, and (viii) rights reserved or vested in governmental agencies and affecting the Property of any of the Consolidated Entities, but which does not materially impair the use of such Property.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof, or any other form of entity.

         "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by any Consolidated Entity and covered by Title IV of ERISA or to which Section 412 of the Code applies.

         "Pricing Grid" means the Pricing Grid depicted on Exhibit A.

         "Principal Office" means the principal office of the Administrative Agent located at 201 Fourth Avenue North, Nashville, Tennessee 37219.

         "Private Placement Debt" means those certain Senior Notes, Series 1998-A in the principal face amount of $32,500,000 dated June 1, 1998 with a maturity of June 15, 2003 and those certain Senior Notes, Series 1998-B in the principal face amount of $17,500,000 dated June 1, 1998 with a maturity of June 15, 2005.

         "Pro Forma EBITDA" means without duplication:

                  (i) EBITDA for the four consecutive Fiscal Quarters ending on such dates; plus

                  (ii) the EBITDA for any Acquired Entity prior to it becoming an Acquired Entity for such respective period of measurement.

         "Pro Rata Share" means the percentage of Maximum Total Amount committed to by each of the Lenders as set forth opposite their respective signatures hereto, as such percentage may be adjusted from time to time as a result of assignments or amendments made pursuant to this Agreement.

         "Property" or "Properties" means any interest in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible.

         "Rental and Lease Expense" means all such amounts included in the consolidated income statement of the Consolidated Entities as rent, lease charges, or other payments under any lease, excluding imputed interest on capital leases of the Consolidated Entities, to which any Consolidated Entity is a party during any measuring period.

         "Required Lenders" means those Lenders with an aggregate Pro Rata Share equal to or greater than 66 2/3%.

         "Revolving Credit Loan" means the aggregate principal amount evidenced by the Revolving Credit Notes.

         "Revolving Credit Loan Commitment" means, relative to any Lender, such Lender's obligation to make Advances pursuant to Section 2.1 of this Agreement.

         "Revolving Credit Note" and "Revolving Credit Notes" means, as the context may require: (a) any of the revolving credit notes executed by the Borrower, payable to the order of any Lender, substantially in the form of Exhibit B hereto, originally in the principal amounts each such Lender's Pro Rata Share bears to the Maximum Total Amount, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the outstanding Revolving Credit Loan, as each such Revolving Credit Note may from time to time be amended, increased, decreased, extended, renewed, restated, and/or changed in any way, and all other promissory notes accepted from time to time in amendment, renewal, payment and/or substitution thereof and/or therefor, and/or (b) collectively, all of the foregoing.

         "Security Documents" means any stock pledge agreement, security agreement, Reg U, stock power, any other agreement required by Administrative Agent to be executed by a Consolidated Entity in form and substance satisfactory to Administrative Agent that enables Administrative Agent to obtain a perfected security interest for the benefit of the Lenders in certain shares of stock of certain Guarantors, all as specified in Section 6.12 hereof.

         "Seller Notes" means any promissory note issued by any Consolidated Entity in connection with an Acquisition by such Consolidated Entity, which promissory notes and the payment thereunder has been subordinated to the obligations of the Borrower and the Guarantors arising under this Agreement and all other Loan Documents pursuant to such subordination agreement(s) the terms and forms of which are satisfactory to Administrative Agent.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which more than fifty percent (50%) of the issued and outstanding Voting Stock is owned or controlled by such Person either directly or indirectly through one or more other Subsidiaries at the time as of which any determination is being made.

         "Swing Line Commitment" means, at any time for the Swing Line Lender, the principal amount of up to $5,000,000.00, as evidenced by the Swing Line Note. The

Swing Line Commitment shall be part of, subsumed within, and not in addition to, the Revolving Credit Loan Commitment of the Swing Line Lender.

         "Swing Line Lender" means the Administrative Agent and any successor thereto or assign thereof.

         "Swing Line Loan" means the Advance made under the Swing Line Note up to the Swing Line Commitment.

         "Swing Line Note" means the Swing Line Note of the Borrower payable to the order of the Swing Line Lender in a form approved by the Swing Line Lender in the principal amount of up to $5,000,000.00, as such may be from time to time supplemented, modified, amended, renewed, or extended.

         "Swing Line Rate" means a rate of interest equal to one-half of one percent (.50%) per annum below the Base Rate, calculated on a 360-day year for actual number of days elapsed.

         "Syndication Agent" has the same meaning as set forth in the preamble hereto.

         "Total Funded Debt" means, with respect to any Consolidated Entity on a consolidated basis, without duplication, the sum of (i) all indebtedness for money borrowed; (ii) purchase money debt; (iii) the aggregate principal amount of Seller Notes outstanding; (iv) capitalized leases; (v) amounts evidenced by the aggregate face amount of all outstanding letters of credit; (vi) outstanding amounts under asset securitization vehicles, conditional sales contracts and similar title retention debt instruments; (vii) all indebtedness guaranteed by any Consolidated Entity; and (viii) the redemption amount with respect to any redeemable preferred stock to be redeemed within the next twelve (12) months.

         "Total Net Funded Debt" shall mean the sum of Total Funded Debt less Cash, provided, however, under no circumstances shall the amount of Cash used to adjust Total Net Funded Debt exceed $8,000,000.

         "Voting Stock" means securities of any class of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

         ARTICLE II. THE CREDIT.

         SECTION 2.1 THE REVOLVING CREDIT LOAN.

                  (a) Availability. Subject to the conditions and pursuant to the terms of the Loan Documents and in reliance upon the representations, warranties, and covenants set forth in the Loan Documents, each Lender severally agrees to make Advances (relative to such Lender) to the Borrower under the Revolving Credit Loan from time to time on and after the Closing Date, but prior to the Maturity Date equal to such Lender's Pro Rata Share of the Advance requested to be made on such day (herein its "Revolving Credit Loan Commitment") (excluding Advances requested under the Swing Line Loan), provided that
         (i) in no event shall any Lender be permitted to fund an amount under its Revolving Credit Loan Commitment (including its Pro Rata Share of outstanding Letters of Credit), plus any Competitive Bid Loans, plus any outstanding Swing Line Loan owed to such Lender in excess of its Pro Rata Share of the Maximum Total Amount; (ii) the principal amount advanced and outstanding under any Competitive Bid Rate Advance shall reduce the amount that any Lender is obligated to fund under its Revolving Credit Loan Commitment by an equal amount; and (iii) in the event that any Lender's obligation to fund an Advance under its Revolving Credit Loan Commitment is reduced because of outstanding Competitive Bid Rate Advances owing to such Lender (herein the amount that such Lender is unable to fund shall be referred to as the "Unfunded Advance"), then the remaining Lenders, upon notice from the Administrative Agent, shall fund the Unfunded Advance on a pro rata basis.

                  (b) Calculation of Maximum Total Amount. The Maximum Total Amount available to be advanced under the Revolving Credit Loans shall be reduced dollar-for-dollar by the sum of: (i) the face amount of any outstanding Letters of Credit, (ii) the principal amount outstanding from time to time under the Competitive Bid Loans, and (iii) the principal amount outstanding from time to time under the Swing Line Loan. In no event shall the Borrower permit the sum of (w) the face amount of outstanding Letters of Credit, plus (x) the outstanding principal amount of the Competitive Bid Loans, plus (y) the outstanding principal amount of the Swing Line Loans, plus (z) the outstanding principal amount of the Revolving Credit Loans to exceed the Maximum Total Amount.

                  (c) Revolving Feature. On the terms and subject to the conditions hereof and the Revolving Credit Notes, and provided no Event of Default or Default Condition shall then exist, the Borrower, may borrow, repay, and reborrow under the Revolving Credit Loan.

                  (d) Funding by Lenders. The failure of any Lender to make an Advance under its Revolving Credit Loan Commitment shall not relieve any other Lender of its obligations, if any, hereunder to make Advances under such Lender's Revolving Credit Loan Commitment, but no Lender shall be responsible for the failure of any other Lender to make an Advance to be made by such other Lender on the date of any requested borrowing.

         SECTION 2.2 LETTERS OF CREDIT SUBCOMMITMENT.

                  (a) Availability. Provided no Event of Default or Default Condition exists, and subject to the terms and conditions of the Loan Documents, the Lenders have agreed that the Administrative Agent on behalf of the Lenders will issue to third party beneficiaries on the Borrower's account, standby letters of credit ("Letters of Credit") in the face amount of up to $10,000,000 in the aggregate. In connection with the issuance of each Letter of Credit, the Borrower shall complete and execute a Letter of Credit Application Agreement in form and substance satisfactory to Administrative Agent.

                  (b) Letter of Credit Fee. In connection with the issuance of any Letter of Credit, the Borrower shall pay to the Administrative Agent the Letter of Credit Fee quarterly in advance based on the actual number of days for the prospective Fiscal Quarter and calculated on the basis of a year of 360 days for the actual number of days elapsed and to be apportioned and paid by Administrative Agent to each of the Lenders pursuant to the Pro Rata Share of each Lender. If the term of any Letter of Credit is less than thirty (30) days, the Letter of Credit Fee shall be calculated as if the term of the Letter of Credit was equal to thirty (30) days.

                  (c) Fronting Fee. In connection with the issuance of any Letter of Credit, and on the first Business Day of each Fiscal Quarter, the Borrower shall pay to Administrative Agent a Fronting Fee quarterly in advance based on the actual number of days for the prospective Fiscal Quarter and calculated on the basis of a year of 360 days for the actual number of days elapsed and to be retained by Administrative Agent. None of the Lenders, except for the Administrative Agent, shall share in the Fronting Fee.

                  (d) Delivery of Letter of Credit. The Administrative Agent agrees to use its best efforts to issue and deliver to the Borrower each requested Letter of Credit within three (3) Business Days following submission by the Borrower of a properly completed Letter of Credit Application Agreement.

                  (e) Term. No Letter of Credit shall be issued for a term in excess of twelve (12) months, and no Letter of Credit shall be issued for a term that extends beyond the Maturity Date. The language of each Letter of Credit, including the requirements for a draw thereunder, shall be subject to the reasonable approval of the Administrative Agent.

                  (f) Reduction of Advances. The issuance of any Letter of Credit shall reduce the Borrower's ability to receive Advances under the Revolving Credit Loan by an amount equal to the face amount of the Letter of Credit and for so long as the Letter of Credit is outstanding. Additionally, any payment by the Administrative Agent under a Letter of Credit shall be treated as an Advance (with interest calculated at the Base Rate Option) under the Revolving Credit Loan, and the terms and provisions of repayment shall be treated as an Advance under the Revolving Credit Loan.

                  (g) Participation of Lenders. The Lenders shall participate in all Letters of Credit requested by the Borrower. Each Lender, upon issuance of a Letter of Credit by the Administrative Agent, shall be promptly notified by Administrative Agent and shall be deemed to have purchased without recourse a risk participation from the Administrative Agent in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its Pro Rata Share of all obligations under such Letter of Credit and shall absolutely, unconditionally, and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Administrative Agent therefor and discharge when due, its Pro Rata Share of all obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Administrative Agent has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Administrative Agent its Pro Rata Share of such unreimbursed drawing in same day funds on the day of notification by the Administrative Agent if so notified by Noon (Nashville, Tennessee time) on such day, otherwise by the next succeeding Business Day, of an unreimbursed drawing. The obligation of each Lender to so reimburse the Administrative Agent shall be absolute and unconditional and shall not be affected by the occurrence of a Default Condition or an Event of Default or any other occurrence or event.

         SECTION 2.3 SWING LINE COMMITMENT.

                  (a) Availability. Subject to and upon the terms and conditions herein set forth, the Swing Line Lender, from and after the Closing Date through Business Day next preceding the Maturity Date, hereby agrees to make available to the Borrower from time to time, Swing Line Loans which shall not exceed in aggregate the principal amount at any time outstanding under the Swing Line Commitment.

                  (b) Borrowing Procedure Under Swing Line Commitment. The Borrower may borrow under the Swing Line Commitment from the date hereof until the Maturity Date pursuant to the following procedure:

                      (i) the Borrower, acting through either its (A) Chief
                  Executive Officer, (B) Chief Financial Officer, or (C) any Person designated in writing by its Chief Executive Officer or its Chief Financial Officer to request Advances under the Swing Line Loan (which designation shall be delivered by the Borrower to the Administrative Agent), may request an Advance under the Swing Line Loan no later than on or before 1:00 p.m. (Nashville, Tennessee time) on the date an Advance under the Swing Line Loan is desired; provided that any request for an Advance under the Swing Line Loan received by Administrative Agent after 1:00 p.m. (Nashville, Tennessee time) will be deemed given on the next succeeding Business Day;

                      (ii) in addition to the procedure specified in subpart (i)
                  above, Advances under the Swing Line Loan may be automatically funded by the Swing Line Lender pursuant to the procedure specified in the Business Sweep System;

                      (iii) the Borrower authorizes the Administrative Agent to
                  cause all Advances to be deposited into the Funding Account;
                  and

                      (iv) the giving of notice by the Borrower that it is
                  requesting an Advance under the Swing Line Loan and the acceptance by the Borrower of Advances pursuant to such request or pursuant to the procedure comprising the Business Sweep System shall constitute a warranty by the Borrower that as of the date of the request and as of the date the Advance:
                  (A) no Event of Default or Default Condition has occurred; and
                  (B) the representations and warranties contained in Article IV of this Agreement remain true, correct, and accurate.

                  (c) Refunding Swing Line Loans With Proceeds of Mandatory Revolving Loans. If (i) any Swing Line Loan shall be outstanding upon the occurrence of an Event of Default, or (ii) after giving effect to any request for a Swing Line Loan or a Revolving Credit Loan, the aggregate principal amount of the Revolving Credit Loans and Swing Line Loans outstanding to the Swing Line Lender would exceed the Swing Line Lender's Revolving Credit Loan Commitment, then each Lender hereby agrees, upon request from the Swing Line Lender, to make a Revolving Credit Loan (which shall be initially funded as a Base Rate Option) in an amount equal to such Lender's Pro Rata Share of the outstanding principal amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. On or before 11:00 a.m. (Nashville, Tennessee time) on the first Business Day following receipt by each Lender of a request to make Revolving Credit Loans as provided in the preceding sentence, each such Lender (other than the Swing Line Lender) shall deposit in an account specified by the Administrative Agent to the Lenders from time to time the amount so requested in same day funds, whereupon such funds shall be immediately delivered to the Swing Line Lender (and not the Borrower) and applied to repay the Refunded Swing Line Loans. On the day such Revolving Credit Loans are made, the Swing Line Lender's pro rata share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of the Revolving Credit Loans made by the Swing Line Lender. Upon the making of any Revolving Credit Loan pursuant to this clause, the amount so funded shall become due under such Lender's Revolving Credit Note and shall no longer be owed under the Swing Line Note. Each Lender's obligation to make the Revolving Credit Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default Condition or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Consolidated Entity; (iv) the acceleration or maturity of any Loans or the termination of the Revolving Credit Loan Commitments after the making of any Swing Line Loan; (v) any breach of this Agreement by the Borrower or any other Lender; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         SECTION 2.4 COMPETITIVE BID LOANS.

                  (a) In addition to making Revolving Loans pursuant to the Revolving Credit Commitments pursuant to Section 2.1 above, the Borrower may on the terms and conditions set forth herein request the Lenders to make offers to make Competitive Bid Loans for amounts up to the aggregate amount of any Lender's unused Revolving Credit Commitment. The Lenders may, but shall have no obligation to, make such offers, and the Borrower may, but shall have no obligation to accept any such offers in the manner set forth herein.

                  (b) In order to request Competitive Bids, the Borrower shall telecopy to the Lenders a duly completed Competitive Bid Request in the form of Exhibit E attached hereto to be received no later than noon (Nashville, Tennessee time) on the day of the proposed Competitive Bid Loan or Loans. The Borrower may request offers to make Competitive Bid Loans for up to five different Interest Periods in a single notice; provided, however, that the request for each separate Interest Period shall be deemed to be a separate Competitive Bid Request. The Competitive Bid Request shall in each case refer to this Agreement and specify (i) the date of such Loan or Loans (which shall be a Business
         Day) and (ii) the aggregate principal amount thereof, and (iii) the Interest Period requested with respect thereto.

                  (c) Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to each Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Borrower via telecopy, substantially in the form of Exhibit F attached hereto, not later than 12:30 p.m. (Nashville, Tennessee time) on the Business Day of the proposed Competitive Bid Loan. Competitive Bids that do not conform substantially to the format of Exhibit F may be rejected by the Borrower, and the Borrower shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (i) the principal amount, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Bid Rate Advance or Advances, and (iii) the Interest Period and the last day thereof. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Borrower via telecopy by the time specified above for submitting a Competitive Bid; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Rate Advance as part of such Competitive Bid Loan. A Competitive Bid submitted by a Lender pursuant to this paragraph (c) shall be irrevocable (absent manifest error). No Competitive Bid submitted by a Lender may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Competitive Bid Loan for which such Competitive Bid Request is being made.

                  (d) The Borrower may, in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Borrower shall notify each Lender by telephone, confirmed by telecopy, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above not later than 1:00 p.m. (Nashville, Tennessee time) on the Business Day of the proposed Competitive Bid Loan; provided, however, that (i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

                  (e) Any Lender whose offer to make a Competitive Bid has been accepted shall, not later than 2:00 p.m. (Nashville, Tennessee time) on the proposed date of the Competitive Bid Loan borrowing, make the amount of such Competitive Bid Loan available to the Borrower in immediately available funds on the terms and conditions agreed to between the Borrower and the relevant Lender, provided, however, that the obligations of the Borrower with respect to all Competitive Bid Loans shall rank pari passu with the obligations of the Borrower to Lenders under any of the Loans.

                  (f) Each Competitive Bid Loan shall be repaid on the earlier of (i) a date agreed upon between Borrower and Lender, and (ii) the Maturity Date.

                  (g) The proceeds of each of the Competitive Bid Loans shall be used by the Borrower for general corporate purposes, including working capital, Acquisitions permitted under this Agreement, and capital expenditures.

                  (h) Any Lender's Competitive Bid Rate Advance shall reduce such Lender's obligation to lend its Pro Rata Share of the remaining unused Revolving Credit Loan Commitment.

                  (i) The Borrower's obligations to pay the principal of, and interest on, the Competitive Bid Loans to each Lender shall be evidenced by the records of each Lender and by the Competitive Bid Note payable to such Lender (or the assignor of such Lender). On each occasion that the Borrower shall submit a request for a Revolving Credit Loan or a request for a Letter of Credit, the Borrower shall certify to Administrative Agent the total outstanding principal amount of all Competitive Bid Loans and the respective Lenders holding such Competitive Bid Loans (designating the amount held by each such Lender).

                  (j) Notwithstanding any provision contained herein to the contrary, (i) upon the occurrence of an Event of Default and at any time thereafter while such Event of Default is continuing, and (ii) upon the delivery of written notice from the Administrative Agent to the Lenders advising that the Administrative Agent is invoking the requirements of this paragraph, each of the Lenders, including

         Lenders under the Revolving Credit Loan, Lenders under any Competitive Bid Loans, and the Swing Line Lender, shall execute such assignments, participation agreements, and other documentation as reasonably required by the Administrative Agent to cause all such Lenders to receive and hold an interest in the then outstanding principal balance of the aggregate of all outstanding Revolving Credit Loans, Competitive Bid Loans, and the Swing Line Loan equal to the Pro Rata Share percentage as defined herein. Should the Event of Default giving rise to the execution of such assignments, participation agreements, and/or related documentation be cured, then upon the delivery of written notice from the Administrative Agent, each of the Lenders, including Lenders under the Revolving Credit Loan, Lenders under any Competitive Bid Loans, and the Swing Line Lender shall execute such assignments, participation agreements, and other documentation as reasonably required by Administrative Agent to cause all such Lenders to hold the respective interest in and to the Revolving Credit Loans, Competitive Bid Loans, and the Swing Line Loan held by such Lenders at the time the Lenders were required to execute the assignments and participation agreements specified herein following an Event of Default. The Borrower acknowledges the requirements of this paragraph and consents to the transactions described herein. Each Lender's obligations under this
         Section 2.4(j) shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (i) any adverse change in the condition (financial or otherwise) of the Borrower or any other Consolidated Entity, (ii) any breach of this Agreement by the Borrower or any other Lender, or (iii) any other circumstance, happening or event whatsoever. Should the Event of Default giving rise to the execution of such assignments, participation agreements, and related documentation be cured, then all outstanding Loans held by the Lenders shall bear interest at the Base Rate Option.

         SECTION 2.5 INTEREST RATE.

                  (a) The Applicable Rate for Advances under the Revolving Credit Loan shall either be the Base Rate Option or the LIBOR Option, as selected by the Borrower pursuant to the procedure specified in parts (b) and (c) below. The Applicable Rate for the Swing Line Loan shall be the Swing Line Rate. The Applicable Rate for Advances under the Competitive Bid Loan shall be the Competitive Bid Rate.

                  (b) So long as the Borrower complies with Section 2.7(a) and
         (b) herein, the Borrower may elect that any Advance under the Revolving Credit Loan shall bear interest at either the Base Rate Option or the LIBOR Option. In the event that the Borrower fails to designate an Applicable Rate, or in the event the Borrower fails to make an interest rate election in strict compliance herewith, then it shall be conclusively presumed that the Borrower has selected the Base Rate Option.

                  (c) In no event shall there be more than ten (10) different Interest Periods applicable to LIBOR Advances outstanding at any one time.

                  (d) During the existence of an Event of Default, the indebtedness described herein and all obligations hereunder immediately shall bear interest at the Default Rate.

                  (e) All interest and fees shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

         SECTION 2.6 EFFECTIVE DATE FOR ADJUSTMENT TO APPLICABLE MARGIN AND FACILITY FEE. The Applicable Margin and Facility Fee shall be determined and adjusted quarterly on the first day of the Fiscal Quarter next following the date on which the Borrower delivers the officer's certificate required to be delivered pursuant to Section 6.1(c) (herein referred to as a "Calculation Date"). If the Borrower fails to deliver to the Administrative Agent the officer's certificate required by Section 6.1(c) in the manner so required and within fifteen (15) days after the date so required, then an Event of Default shall be deemed to exist hereunder and the Applicable Rate shall be deemed to be the Default Rate, and the Facility Fee shall be deemed to be the highest Facility Fee reflected in the Pricing Grid.

         SECTION 2.7 BORROWING PROCEDURE.

                  (a) In General. The Borrower authorizes the Administrative Agent to cause all Advances to be deposited into the Funding Account. Any one of the Persons who holds the following titles with Borrower is authorized to request an Advance: (i) Chief Executive Officer, (ii) Chief Financial Officer, or (iii) any Person designated in writing by the Chief Executive Officer or Chief Financial Officer to request Advances (which designation shall be delivered by the Borrower to the Administrative Agent). When a request for an Advance is made by an authorized officer of the Borrower accompanied with written instructions to fund the Advance by a method other than depositing such Advance into the Funding Account, the Borrower also authorizes Administrative Agent to follow such instructions.

                  (b) Requests for Advances Under the Revolving Credit Loan. Borrower shall give the Administrative Agent notice by 12:00 noon (Nashville, Tennessee time) at least three (3) Business Days prior to a proposed Advance at the LIBOR Option (including conversions to a LIBOR Option and rollovers of existing Advances at the LIBOR Option) and same Business Day prior notice by 12:00 noon (Nashville, Tennessee time) of a proposed Advance at the Base Rate Option, under the Revolving Credit Loan by presentation of the applicable Borrowing Request. Any notice received by Administrative Agent after 12:00 noon (Nashville, Tennessee time) shall be deemed given on the next Business Day. Any telephonic notices shall be promptly confirmed in writing delivered to Administrative Agent. All Borrowing Requests for Advances under the Revolving Credit Loan shall specify (i) the amount of the requested Advance, (ii) the requested date of borrowing, so long as it conforms to the required notification period, (iii) whether the borrowing is to be (A) a new Advance at the LIBOR Option or Base Rate Option or a combination thereof, or (B) a conversion from a

         LIBOR Option to a Base Rate Option or a conversion from a Base Rate Option to a LIBOR Option, or (C) a rollover of an existing Advance at the LIBOR Option, and (iv) if the Advance is to be entirely or partly made as a LIBOR Advance, the chosen Interest Period. By 12:00 noon (Nashville, Tennessee time) at least three (3) Business Days prior to the expiration of any applicable Interest Period for an Advance at the LIBOR Option, the Borrower shall designate a new Applicable Rate. In the event that the Borrower fails to make such designation, then it shall be conclusively presumed that the Borrower has selected the Base Rate Option until designated otherwise. With regard to requests for Advances under the Revolving Credit Loan, the following shall apply:
         (i) in the event that the Borrower designates the Base Rate Option as the Applicable Rate, the requested Advance must be in a minimum amount of $200,000 and in integral multiples of $50,000; and (ii) in the event the Borrower designates the LIBOR Option as the Applicable Rate, the requested Advance must be in a minimum amount of $2,500,000 and in integral multiples of $500,000. Administrative Agent shall give prompt notice to Lenders of a request for an Advance on the date of such request, and each Lender shall wire immediately available funds to Administrative Agent by 1:00 p.m. (Nashville, Tennessee time) the date of the requested Advance.

                  (c) Requests for Competitive Bid Loans. Whenever the Borrower desires to receive Competitive Bids it shall follow the procedure set forth in Section 2.4 herein.

                  (d) Requests for Swing Line Loans. Whenever the Borrower desires to receive a Swing Line Loan, it shall follow the procedure set forth in Section 2.3(b) herein.

                  (e) No Liability. The Administrative Agent and the Lenders (including the Swing Line Lender) shall have no liability to Borrower arising out of their compliance with the borrowing procedure specified in this Agreement, except for acts of gross negligence or willful misconduct.

                  (f) Warranty. The request by the Borrower for an Advance shall constitute a warranty by the Borrower that as of the date of the request and as of the date the Advance is made: (i) no Event of Default or Default Condition exists; and (ii) the representations and warranties contained in Article IV of this Agreement remain true, correct, and accurate.

         SECTION 2.8 USE OF PROCEEDS. Proceeds of the Advances shall be used by the Borrower and the other Consolidated Entities for general corporate purposes, including working capital, Acquisitions permitted under this Agreement, and capital expenditures.

         SECTION 2.9 PARTICIPATION. Subject to Section 12.12(d), any Lender shall have the right to enter into one or more participation agreements with one or more Affiliates, banks, or financial institutions on such terms and conditions as such Lender shall deem advisable.

         SECTION 2.10 TERM OF THIS AGREEMENT. This Agreement shall be binding on the Borrower so long as any portion of the indebtedness described herein remains outstanding, provided and except, the Borrower's representations, warranties, and indemnity agreements shall survive the payment in full of such indebtedness.

         SECTION 2.11 PAYMENTS TO PRINCIPAL OFFICE; DEBIT AUTHORITY.

                  (a) Each payment under the Revolving Credit Loan, the Competitive Bid Loan, and the Swing Line Loan shall be made without defense, setoff, or counterclaim to Administrative Agent at its Principal Office in U.S. dollars for the account of Lenders and in immediately available funds no later than on or before 1:00 p.m. (Nashville, Tennessee time) on the date such payment is due. The Administrative Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any deposit account of the Borrower with the Administrative Agent. Additionally, payments under the Swing Line Loan shall be made pursuant to the procedure specified in the Business Sweep System.

                  (b)(i) All such payments shall be made free and clear of and without deduction or withholding for any taxes in respect of this Agreement or any other Loan Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding, except as provided in paragraph (iii) hereof, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it (A) by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof, and in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction of such Lender's appropriate Lending Office or any political subdivision thereof, and
         (B) by a jurisdiction in which any payments are to be made by any Borrower hereunder, other than the United States of America, or any political subdivision thereof, and that would not have been imposed but for the existence of a connection between such Lender and the jurisdiction imposing such taxes (other than a connection arising as a result of this Agreement or the transactions contemplated by this Agreement), except in the case of taxes described in this clause (B), to the extent such taxes are imposed as a result of a change in the law or regulations of any jurisdiction or any applicable treaty or regulations or in the official interpretation of any such law, treaty or regulations by any government authority charged with the interpretation or administration thereof after the date of this Agreement). If any such taxes are so levied or imposed, Borrower agrees
         (A) to pay the full amount of such taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the other Loan Documents, after withholding or deduction for or on account of any such taxes (including additional sums payable under this Section 2.11), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. Borrower will furnish to the Administrative Agent and each Lender, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower. Borrower will indemnify and hold harmless the Administrative Agent and each Lender and reimburse the Administrative Agent and each Lender upon written request for the amount of any such taxes so levied or imposed and paid by the Administrative Agent or Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender or the Administrative Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

                           (ii) Each Lender that is organized under the laws of
                  any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to Borrower and the Administrative Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from U.S. Federal withholding tax on interest paid by Borrower hereunder) and to provide to Borrower and the Administrative Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; provided, however, that no Lender shall be required to furnish a form under this paragraph (ii) after the date that it becomes a Lender hereunder if it is not entitled to claim an exemption from withholding under applicable law.

                           (iii) Borrower shall also reimburse the
                  Administrative Agent and each Lender, upon written request, for any taxes imposed (including, without limitation, taxes imposed on the overall net income of the Administrative Agent or Lender pursuant to the laws of the jurisdiction in which the principal executive office of the Administrative Agent or Lender is located) as the Administrative Agent or Lender shall determine are payable by the Administrative Agent or Lender in respect of amounts paid by or on behalf of Borrower to or on behalf of the Administrative Agent or Lender pursuant to paragraph (i) hereof.

                           (iv) In addition to the documents to be furnished
                  pursuant to Section 2.11(b)(ii) each Lender shall, promptly upon the reasonable written request of the Borrower to that effect, deliver to the Borrower such other accurate and complete forms or similar documentation as such Lender is legally able to provide and as may be required from time to time by any applicable law, treaty, rule or regulation or any jurisdiction in order to establish such Lender's tax status for withholding purposes or as may otherwise be appropriate to eliminate or minimize any taxes on payments under this Agreement or any under Loan Documents.

                           (v) The Borrower shall not be required to pay any
                  amounts pursuant to Section 2.11(b)(i) or (iii) to any Lender in respect of any United States withholding taxes payable hereunder (and the Borrower, if required by law to do so, shall be entitled to withhold such amounts and pays such amounts to the United States Government) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under
                  Section 2.11 (b)(ii), and such Lender shall not be entitled to an exemption from deduction or withholding of United Stated Federal income tax in respect of the payment of such sum by the Borrower hereunder for, in each case, any reason other than a change in United States law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date such Lender became a Lender hereunder.

                           (vi) Within sixty (60) days of the written request of
                  the Borrower, each Lender shall execute and deliver such certificates, forms or other documents, which can be reasonably furnished consistent with the facts and which are reasonably necessary to assist in applying for refunds of taxes remitted hereunder.

                           (vii) To the extent that the payment of any Lender's
                  taxes by the Borrower gives rise from time to time to a Tax Benefit (as hereinafter defined) to such Lender in any jurisdiction other than the jurisdiction which imposed such taxes, such Lender shall pay to the Borrower the amount of each such Tax Benefit so recognized or received. The amount of each Tax Benefit and, therefore, payment to the Borrower will be determined from time to time by the relevant Lender in its sole discretion, which determination shall be binding and conclusive on all parties hereto. Each such payment will be due and payable by such Lender to the Borrower within a reasonable time after the filing of the income tax return in which such Tax Benefit is recognized or, in the case of any tax refund, after the refund is received; provided, however if at any time thereafter such Lender is required to rescind such Tax Benefit or such Tax Benefit is otherwise disallowed or nullified, the Borrower shall promptly, after notice thereof from such Lender, repay to Lender the amount of such Tax Benefit previously paid to the Borrower and rescinded, disallowed or nullified. For purposed of this section, "Tax Benefit" shall mean the amount by which any Lender's income tax liability for the taxable period in question is reduced below what would have been payable had the Borrower not been required to pay the Lender's taxes. In case of any dispute with respect to the amount of any payment the Borrower shall have no right to any offset or withholding of payments with respect to future payments due to any Lender under this Agreement or the other Loan Documents.

                  (c) Payment by the Borrower to the Administrative Agent in accordance with the terms of this Agreement shall, as to the Borrower, constitute payment to the Lenders under this Agreement.

         SECTION 2.12 PAYMENTS.

                  (a) Required Prepayment. Whenever the aggregate amount of outstanding Advances exceeds the Maximum Total Amount, the Borrower shall immediately pay such amounts as may be necessary to cause the aggregate principal amount of outstanding Advances to be equal to or less than the Maximum Total Amount in accordance with Section 2.1(b). Whenever the amount outstanding under any individual Revolving Credit Note exceeds the maximum amount permitted to be outstanding under such Revolving Credit Note, the Borrower shall immediately pay to Administrative Agent for the account of the respective Lender such amounts as may be necessary to cause the principal amount outstanding under such Revolving Credit Note to be equal to or less than the maximum permitted amount. Whenever the amount outstanding under the Swing Line Note exceeds the maximum amount permitted to be outstanding under the Swing Line Loan, the Borrower shall immediately pay to the Administrative Agent such amounts as may be necessary to cause the principal amount outstanding under the Swing Line Note to be equal to or less than the maximum amount permitted to be outstanding under the Swing Line Loan. Whenever the issuance of any Letter of Credit exceeds the Letter of Credit Subcommitment, the Borrower shall immediately take such action as required by Administrative Agent to reduce the face amount of outstanding Letters of Credit to an amount equal to or less than the Letter of Credit Subcommitment.

                  (b) Optional Prepayment. The Borrower may prepay the Revolving Credit Loan, the Swing Line Loan, and the Competitive Bid Loan only as follows:

                      (i) The Borrower may prepay the Swing Line Loan by written or oral notice to Administrative Agent no later than 1:00 p.m. (Nashville, Tennessee time) on the date of such prepayment, (if notice is oral, to be promptly thereafter confirmed in writing); provided that, no notice is required for prepayments made pursuant to the Business Sweep System;

                      (ii) Borrower may prepay Advances under the Revolving
                  Credit Loan which bear interest at the Base Rate Option (provided that such reduction shall be in a principal amount of at least $200,000 and integral multiples of $50,000 in excess thereof) by written notice delivered to Administrative Agent no later than 1:00 p.m. (Nashville, Tennessee time) on the date of such prepayment and Administrative Agent shall promptly give notice to Lenders on the date of such prepayment;

                      (iii) Borrower shall have the right and option (without
                  penalty or premium) to prepay Advances under the Revolving Credit Loan bearing interest at the LIBOR Option at the expiration of the applicable Interest Period for such Advance. Any such reduction shall be in a principal amount of at least $1,000,000 and integral multiples of $100,000 in excess thereof. Borrower shall have the right and option to prepay Advances under the Revolving Credit Loan bearing interest at the LIBOR Option on a Business Day other than at the end of an Interest Period provided that: (A) the Borrower must give Administrative Agent written notice of the amount and time of such prepayment no later than 12:00 noon (Nashville, Tennessee time) at least three (3) Business Days' prior to such prepayment; (B) Borrower agrees to immediately pay all amounts owed under Section 2.13 herein; and (C) any such reduction shall be in a principal amount of at least $1,000,000 and integral multiples of $100,000 in excess thereof.

                      (iv) Borrower shall have the right and option to prepay
                  Advances under a Competitive Bid Loan prior to the expiration of the applicable Interest Period for such Advance only as negotiated between the Borrower and such Lender and subject to Borrower's paying to such Lender or Lenders all amounts owed under Section 2.13 herein, if any.

All prepayments will be applied first to unpaid expenses (if any), then to accrued interest, then to principal.

                  (c) Permanent Reductions. Upon three (3) Business Days prior written notice delivered from the Borrower to Administrative Agent, the Borrower may permanently reduce the Maximum Total Amount; provided that such permanent principal reduction shall be in a principal amount of at least $5,000,000 and in integral amounts of $1,000,000, and provided that such permanent principal reduction shall not reduce the Maximum Total Amount below an amount equal to the sum of all outstanding Advances. In the event that a permanent reduction is made hereunder, then the Maximum Total Amount shall permanently be reduced on a pro rata basis. Any amounts so reduced may not be reinstated.

                  (d) Interest Payments. Interest on the Revolving Credit Loan, Competitive Bid Loan, and Swing Line Loan shall be paid as follows:

                      (i) Interest shall be paid on the Revolving Credit Loan no later than on or before 1:00 p.m. (Nashville, Tennessee time) as follows: (A) on Advances calculated at the Base Rate Option, all accrued interest shall be paid on a quarterly basis in arrears by Borrower to Administrative Agent, with such payment to be made on the first Business Day following the end of each Fiscal Quarter, or if such day is not a Business Day, then on the next succeeding Business Day; (B) on Advances calculated at the LIBOR Option, all accrued interest shall be paid in arrears by Borrower to Administrative Agent on the last day of each Interest Period, provided that for all Advances at the LIBOR Option that have an Interest Period in excess of three (3) months, accrued interest on such Advances shall also be paid on the last day of each three (3) month period calculated from the initiation of such Interest Period; and (C) on the Maturity Date, the Borrower shall pay to the Administrative Agent an amount equal to all accrued interest.

                           (ii) All accrued interest on Advances under the
                  Competitive Bid Loan shall be paid by Borrower to such Competitive Bid Lender on the last day of each Interest Period, provided that for all Advances at the Competitive Bid Rate that have an Interest Period in excess of three (3) months, accrued interest on such Advances shall also be paid on terms established by the offeror of the Competitive Bid Loan.

                            (iii) All accrued interest on Advances under the
                  Swing Line Loan shall be paid on a quarterly basis in arrears by Borrower to Administrative Agent for the benefit of the Swing Line Lender, with such payment to be made on the first Business Day following the end of each Fiscal Quarter, or if such day is not a Business Day, then on the next succeeding Business Day.

         SECTION 2.13 FUNDING LOSSES. The Borrower shall compensate each Lender, upon any Lender's written request to the Borrower, copied to Administrative Agent (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made by Lender in good faith) for all losses, additional costs, expenses, breakage fees, and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry loans on which interest is calculated at LIBOR or the Competitive Bid Rate to the extent not recovered by such Lender in connection with the reemployment of such funds), which such Lender may sustain because a repayment (including mandatory prepayments) of any amounts to which LIBOR or the Competitive Bid Rate applies occurs on a date that is not the last Business Day of an applicable Interest Period. Notwithstanding the immediately preceding sentence, any Lender to whom a Competitive Bid Loan is owed may, but shall not be obligated to, forego compensation under this Section 2.13 related to such Competitive Bid Loan either at the time it submits a Competitive Bid or at the time the Borrower's liability arises hereunder.

         SECTION 2.14 APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Advances under the Revolving Credit Loan shall be apportioned among all outstanding Revolving Credit Loan Commitments to which such payments relate proportionately to the Lenders' respective Pro Rata Share of such Revolving Credit Loan Commitments; provided that if any Lenders have obtained a greater interest in any Advance because such Lenders participated in funding an Unfunded Advance pursuant to Section 2.1(a) herein, then aggregate principal and interest payments made in respect of such Advances shall be apportioned appropriately among such Lenders. In the event the Administrative Agent receives payment under the Revolving Credit Loan on or before 1:00 p.m. (Nashville, Tennessee time), then the

Administrative Agent shall promptly thereafter distribute to each Lender its share of all such payments received by the Administrative Agent on such Business Day. Payments received by Administrative Agent subsequent to 1:00 p.m. (Nashville, Tennessee time) shall be treated as received on the next succeeding Business Day. Payments received by Administrative Agent for any Competitive Bid Loan shall not be apportioned, but shall be delivered to the respective Lender on whose account payment is made. Payments received by Administrative Agent for the Swing Line Loan shall not be apportioned but shall be delivered to the Swing Line Lender.

         SECTION 2.15 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy
Code) of the indebtedness relating to Advances under the Revolving Credit Loan (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata Share of payments or reductions of the Revolving Credit Loan (other than payments with respect to Competitive Bid Loans which are payable solely to the Lenders participating therein and other than payments with respect to the Swing Line Loan), such Lender shall forthwith (a) notify the Administrative Agent, upon which the Administrative Agent shall promptly thereafter notify each of the other Lenders of such receipt, and (b) purchase from the other Lenders such participations in the Revolving Credit Loan as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights to receive payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         SECTION 2.16 RIGHT OF OFFSET, ETC. The Borrower hereby agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim the Lenders may otherwise have, the Lenders shall be entitled, at their option, to offset balances held by any of them at any of their offices against any principal of or interest on the indebtedness described herein which is not paid when due by reason of a failure by the Borrower to make any payment when due to such Lender (regardless whether such balances are then due to the Borrower), in which case such offsetting Lender shall promptly notify the Borrower, provided that its failure to give such notice shall not affect the validity thereof.

         SECTION 2.17 FACILITY FEE. On the first Business Day following the end of each Fiscal Quarter (or if such day is not a Business Day, then on the next succeeding Business Day) and on the Maturity Date, the Borrower shall pay the Facility Fee to the Administrative Agent on or before 1:00 p.m. (Nashville, Tennessee time) for distribution upon receipt promptly thereafter to the Lenders based on their Pro Rata Share.

         SECTION 2.18 USURY. The parties to this Agreement intend to conform strictly to applicable usury laws as presently in effect. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the State of Tennessee), then, in that event, notwithstanding anything to the contrary in any Loan Document or agreement executed in connection with the indebtedness described herein, Borrower, Administrative Agent, and Lenders agree as follows: (i) the aggregate of all consideration that constitutes interest under applicable law which is contracted for, charged, or received under any of the Loan Documents or agreements, or otherwise in connection with the indebtedness described herein, shall under no circumstance exceed the maximum lawful rate of interest permitted by applicable law, and any excess shall be credited on the indebtedness by the holder thereof (or, if the indebtedness described herein shall have been paid in full, refunded to the Borrower); and (ii) in the event that the maturity of the indebtedness described herein is accelerated as a result of any Event of Default or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest permitted by applicable law, and excess interest, if any, for which this Agreement provides, or otherwise, shall be canceled automatically as of the date of such acceleration or prepayment and, if previously paid, shall be credited on the indebtedness described herein (or, if the indebtedness shall have been paid in full, refunded to the Borrower).

         SECTION 2.19 INTEREST RATE NOT ASCERTAINABLE, ETC. In the event that the Administrative Agent shall in good faith have determined that on any date for determining LIBOR, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the Administrative Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR, then, and in any such event, the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower of such determination and a summary of the basis for such determination. At the expiration of any Interest Period then in effect and until the Administrative Agent notifies the Borrower that the circumstances giving rise to the suspension described herein no longer exist (which notice shall be given forthwith after such determination is made by the Administrative Agent), all Loans shall bear interest at the Base Rate Option.

         SECTION 2.20 ILLEGALITY.

                  (a) In the event that the Administrative Agent or any Lender shall have determined any time that the making or continuance of any Advance bearing interest at the LIBOR Option has become unlawful by compliance by any Lender (an "Affected Lender") in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Administrative Agent or such Affected Lender shall give prompt notice (by telephone confirmed in writing) to the Borrower of such determination and a summary of the basis for such determination.

                  (b) Upon the giving of the notice to the Borrower referred to in Section 2.20(a), the Borrower's right to elect a LIBOR Option shall be immediately suspended, and all outstanding Advances made by the Affected Lender shall be under the Revolving Credit Loan and shall bear interest at the Base Rate Option after the current Interest Period has expired.

         SECTION 2.21 INCREASED COSTS.

                  (a) If by reason of (i) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                      (A) the Administrative Agent or any Lender shall be
                  subject to any tax (including a foreign withholding tax), duty or other charge with respect to any Advances bearing interest at the LIBOR Option (all such Advances being collectively referred to as the "LIBOR Loans") or its obligation to make LIBOR Loans, or the basis of taxation of payments to the Administrative Agent or any Lender of the principal of or interest on its LIBOR Loans or its obligation to make LIBOR Loans shall have changed (except for changes in the tax on the overall net income of the Administrative Agent or such Lender, or similar taxes, pursuant to the laws of jurisdictions with taxing authority over the Administrative Agent or such Lender); or

                      (B) any reserve (including, without limitation, any
                  reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Administrative Agent or any Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans or its obligation to make LIBOR Loans shall be imposed on the Administrative Agent, any Lender, the London interbank market;

and as a result thereof there shall be any increase in the cost to the Administrative Agent or such Lender (a "LIBOR Affected Lender") of agreeing to make or making, funding or maintaining LIBOR Loans (except to the extent already included in the determination of the interest rate for LIBOR Loans), or there shall be a reduction in the amount received or receivable by the Administrative Agent or any LIBOR Affected Lender, then the Borrower shall from time to time, upon written notice from and demand in good faith by the Administrative Agent, pay to the Administrative Agent for the account of the Lenders (or any LIBOR Affected Lender) within five (5) Business Days after the date of such notice and demand, additional amounts sufficient to indemnify the Administrative Agent or such LIBOR Affected Lender against such increased cost; provided, however, that nothing in this section shall require Borrower to indemnify the Administrative Agent or any Lender for withholding taxes imposed by the United States.

                  (b) If the Administrative Agent or any LIBOR Rate Affected Lender shall in good faith determine that at any time, because of the circumstances described in Section 2.20(a)(i) or (ii) arising after the date of this Agreement affecting the Administrative Agent or any Lender, the London interbank market, or the Administrative Agent or any Lender's position in such market, the calculations for the interest rates for LIBOR Loans as determined by the Administrative Agent or any Lender will not adequately and fairly reflect the cost to the Administrative Agent or any Lender of funding such LIBOR Loans, the Administrative Agent or any LIBOR Rate Affected Lender shall forthwith give notice (by telephone confirmed in writing) to the Borrower of such advice, and a summary of the basis for such determination, and then, and in any such event and until Administrative Agent or any LIBOR Rate Affected Lender notifies the Borrower that such circumstances no longer exist (which notice shall be given forthwith after such determination is made by the Administrative Agent or any LIBOR Rate Affected Lender):

                      (i) The Borrower's right to request, and the
                  Administrative Agent's and any Lender's obligation to make or permit portions of the indebtedness described herein to remain outstanding past the last day of the then current Interest Period as LIBOR Loans shall be immediately suspended; and

                      (ii) After the last day of the then-current Interest
                  Period, all such indebtedness described in this Section shall be converted to a Revolving Credit Loan and bear interest at the Base Rate Option.

         SECTION 2.22 CAPITAL ADEQUACY.

         Without limiting any other provision of this Agreement, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then within ten (10) Business Days after written notice and demand by such Lender (with copies thereof to the

Administrative Agent), Borrower shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Advances calculated at the Base Rate Option, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base Rate). Each certificate as to the amount payable under this Section 2.22. (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Borrower by any Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

         ARTICLE III. GUARANTORS.

         SECTION 3.1 GUARANTORS. Subject to the provisions of Section 6.12, the obligations of the Borrower under the Loan Documents shall be guaranteed jointly and severally by each of the Guarantors pursuant to the Guaranties.

         ARTICLE IV. REPRESENTATIONS AND WARRANTIES.

         To induce Lenders to enter this Agreement and extend credit under this Agreement, the Borrower covenants, represents and warrants to Administrative Agent and to Lenders as follows:

         SECTION 4.1 CORPORATE EXISTENCE. Each Consolidated Entity is a corporation duly organized, legally existing, and in good standing under the laws of its state of incorporation, and each is duly qualified as a foreign corporation in all jurisdictions in which the Property owned or the business transacted by it makes such qualification necessary, except where failure to so qualify does not have a material adverse effect on the Consolidated Entities, their respective business, or their respective Properties taken as a whole.

         SECTION 4.2 POWER AND AUTHORIZATION. Each Consolidated Entity is duly authorized and empowered to execute, deliver, and perform under all Loan Documents to which it is a party; the board of directors of each Consolidated Entity has authorized each Consolidated Entity to execute and perform under the Loan Documents to which it is a party; and all other corporate and shareholder action on the part of each Consolidated Entity required for the due execution, delivery, and performance of the Loan Documents has been duly and effectively taken.

         SECTION 4.3 BINDING OBLIGATIONS. The Loan Documents when executed and delivered in accordance with this Agreement will be, legal, valid and binding upon and against each Consolidated Entity signing such Loan Documents and its respective Properties, and this Agreement and the Loan Documents are enforceable in accordance with their respective terms, subject to no defense, counterclaim, set-off, or objection of any kind.

         SECTION 4.4 NO LEGAL BAR OR RESULTANT LIEN. The execution, delivery and performance of the Loan Documents by the Consolidated Entities does not constitute a default under, and will not violate any provisions of the articles of incorporation (or charter), bylaws, articles of organization, and/or operating agreement of any of the Consolidated Entity, any contract, agreement, law, regulation, order, injunction, judgment, decree, or writ to which any of the Consolidated Entities is subject, or result in the creation or imposition of any Lien upon any Properties of any of the Consolidated Entities.

         SECTION 4.5 NO CONSENT. The execution, delivery, and performance of the Loan Documents by the Consolidated Entities do not require the consent or approval of any other Person where the failure to obtain any such consent would have a material adverse affect on the Consolidated Entities taken as a whole or where the failure to obtain any such consent would impair the validity or enforceability of the Loan Documents.

         SECTION 4.6 FINANCIAL CONDITION. The consolidated Financial Statements which have been delivered to Administrative Agent and to Lenders for the Consolidated Entities dated December 31, 1998 have been prepared in accordance with GAAP consistently applied, and such consolidated Financial Statements present fairly the financial condition of the Consolidated Entities as of the date or dates and for the period or periods stated therein. No material adverse change in the financial condition of the Consolidated Entities taken as a whole has occurred since the date of such Financial Statements.

         SECTION 4.7 INVESTMENTS, ADVANCES, AND GUARANTIES. None of the Consolidated Entities has made material investments in, advances to, or guaranties of the obligations of any Person, or committed or agreed to undertake any of these actions or obligations, except as referred to or reflected in the Financial Statements.

         SECTION 4.8 LIABILITIES AND LITIGATION. None of the Consolidated Entities has any material liabilities (individually or in the aggregate) direct or contingent, except as referred to or reflected in the Financial Statements. Except as disclosed in writing to Administrative Agent by Borrower from time to time, there is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of the Borrower, threatened against or affecting any of the Consolidated Entities that involves the possibility of any judgment or liability not fully covered by insurance and that may materially and adversely affect the business or the Properties of the Consolidated Entities taken as a whole.

         SECTION 4.9 TAXES; GOVERNMENTAL CHARGES. Each of the Consolidated Entities has filed or caused to be filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees, and other governmental charges levied upon each of them or upon any of their respective Properties or income, which are due and payable, including interest and penalties, except where being contested in good faith by appropriate proceedings and subject to maintenance of adequate reserves as required by GAAP by the Borrower or the affected Consolidated Entity. Each of the Consolidated Entities has made all required withholding deposits.

         SECTION 4.10 NO DEFAULT. None of the Consolidated Entities is in default in any respect that materially and adversely affects the business, Properties, operations, or financial condition of the Consolidated Entities taken as a whole, under any indenture, mortgage, deed of trust, credit agreement, note, agreement, or other instrument to which any of the Consolidated Entities is a party or by which any of them or their Properties are bound. None of the Consolidated Entities is in violation of its respective Articles of Incorporation (or Charter), Bylaws, Articles of Organization, or operating agreements. No Default Conditions hereunder have occurred or are continuing as of the date hereof.

         SECTION 4.11 COMPLIANCE WITH LAWS, ETC. The Consolidated Entities are not in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which any of the Consolidated Entities, or any of their respective Properties is subject in any respect that materially and adversely affects the business, Properties, or financial condition of the Consolidated Entities taken as a whole. The Consolidated Entities have not failed to obtain any license, permit, franchise, trademark, patent, other intellectual property rights, or other governmental authorization necessary to the ownership of any of their respective Properties or to the conduct of their business, which if not obtained would have or has a material adverse effect on the Consolidated Entities taken as a whole. All improvements on the real estate owned by, leased to, or used by the Consolidated Entities conform in all material respects to all applicable state and local laws, zoning and building ordinances and health and safety ordinances, and such real estate is zoned for the various purposes for which such real estate and improvements thereon are presently being used.

         SECTION 4.12 ERISA. Each of the Consolidated Entities is in compliance in all material respects with the applicable provisions of ERISA. None of the Consolidated Entities has incurred any "accumulated funding deficiency" within the meaning of ERISA which is material to the financial condition of the Consolidated Entities taken as a whole, and none of the Consolidated Entities has incurred any liability to PBGC in connection with any Plan which liability is adverse and material to financial condition of the Consolidated Entities taken as a whole.

         SECTION 4.13 NO MATERIAL MISSTATEMENTS. No information, exhibit, or report furnished or to be furnished by the Consolidated Entities to Administrative Agent or to Lenders in connection with this Agreement, contain any material misstatement of fact or fail to state any material fact, the omission of which would render the statements therein materially false or misleading.

         SECTION 4.14 SOLVENCY. The Borrower is solvent. The Borrower is generally paying its debts as they mature and the fair value of the Borrower's assets substantially exceeds the sum total of its respective liabilities.

         SECTION 4.15 REGULATION U. None of the Consolidated Entities is engaged principally, nor as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. No part of the indebtedness described herein shall be used at any time to purchase or to carry margin stock within the meaning of Regulation U or to extend credit to others for the purpose of purchasing or carrying any margin stock if to do so would cause the Lenders to violate the provisions of Regulation U. Each Consolidated Entity is in full compliance with, and has not violated or allowed to be violated any provision of, any of the regulations T, U or X, any laws and regulations to employee benefit plans, and/or applicable environmental laws, rules, or regulations.

         SECTION 4.16 FILINGS. The Borrower has filed all reports and statements required to be filed with the Securities and Exchange Commission. As of their respective dates, the reports and statements referred to above complied in all material respects with all rules and regulations promulgated by the Securities and Exchange Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.17 TITLE, ETC. Each of the Consolidated Entities has good and marketable title to and ownership of its respective Properties, free and clear of all Liens except those permitted by Section 7.2 herein, and except for any defects in title which would not have a material adverse effect on the business, Properties, financial condition or operations of the Consolidated Entities taken as a whole or on the ability of the Borrower to perform its respective obligations under this Agreement or any of the other Loan Documents. The Consolidated Entities possess all trademarks, copyrights, trade names, patents, licenses, intellectual property rights, and rights therein, free from burdensome restrictions, which are adequate for the conduct of their respective business as now conducted and presently proposed to be conducted, except for such that would not have a material adverse effect on the business, Properties, financial condition or operations of the Consolidated Entities taken as a whole or on the ability of the Borrower to perform its respective obligations under this Agreement or any of the other Loan Documents.

         SECTION 4.18 INVESTMENT COMPANY ACT. None of the Consolidated Entities is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.19 PERSONAL HOLDING COMPANY. The Borrower is not a "personal holding company" as defined in Section 542 of the Code.

         SECTION 4.20 BURDENSOME AGREEMENTS. The Consolidated Entities are not parties to any agreements that materially restrict their ability to conduct their business as presently conducted or that may be expected to have a material, adverse effect on the financial condition of the Consolidated Entities taken as a whole.

         SECTION 4.21 INSURANCE. Schedule 4.21 attached hereto depicts the type and amount of insurance coverage maintained by each of the Consolidated Entities with respect to their respective Properties and businesses as of the Closing Date. The Consolidated Entities have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect as of the Closing Date. The representation contained in this Section 4.21 shall not be deemed to be reaffirmed on each Advance hereunder, and the requirement to maintain adequate insurance coverage shall be governed on an ongoing basis by Section 6.6 herein.

         SECTION 4.22 SUBSIDIARIES. Schedule 4.22 sets forth all Subsidiaries existing as of the Closing Date, the jurisdiction of their incorporation, and the direct or indirect ownership interest of the Borrower therein.

         SECTION 4.23 Y2K COMPLIANCE. The Borrower has initiated a review and assessment of all areas within the business operations of the Consolidated Entities (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem", and pursuant to such review and assessment, the Consolidated Entities taken as a whole have developed and implemented plans to insure that the hardware and software systems which impact or affect in any material way the business operations of the Consolidated Entities taken as a whole are Year 2000 Compliant and Ready or shall be Year 2000 Compliant and Ready prior to the Consolidated Entities' sustaining any material, adverse impact. As used herein, "Year 2000 Problem" means the risk that computer applications used by the Consolidated Entities (or suppliers and vendors of the Consolidated Entities) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999. As used herein, "Year 2000 Compliant and Ready" means that the hardware and software systems of the Consolidated Entities used in the operation of their business and their general business plan will: (i) handle date information involving any and all dates before, during, and/or after January 1, 2000, including accepting input, providing output, and performing date calculations in whole or in part; (ii) operate accurately without interruption on and in respect of any and all dates before, during, and/or after January 1, 2000 and without any change in performance; (iii) respond to and process two digit year input without creating any ambiguity as to the century; and (iv) store and provide date input information without creating any ambiguity as to the century.

         ARTICLE V. CONDITIONS PRECEDENT.

         SECTION 5.1 INITIAL CONDITIONS. Lenders' obligation to extend credit hereunder (and to issue any Letter of Credit hereunder) and the Swing Line Lender's obligation to extend credit is subject to the Conditions Precedent that Administrative Agent shall have received (or agreed in writing to waive or defer receipt of) all of the following, each duly executed, dated and delivered as of the date hereof, in form and substance satisfactory to Administrative Agent and its counsel:

                  (a) Notes and Loan Documents. This Agreement, the Revolving Credit Notes, Swing Line Notes, the Competitive Bid Notes, the Guaranties of each of the Guarantors, delivery and execution of any applicable Security Documents, any Letter of Credit Application Agreements, and other documents executed in connection with this Agreement (the "Loan Documents").

                  (b) Resolutions. Certified copies of resolutions of the Board of Directors of the corporate Borrower and each of the Guarantors authorizing or ratifying the execution, delivery, and performance, respectively, of Loan Documents to which each is a party.

                  (c) Certificate of Existence. A certificate of existence of the Borrower and each of the Guarantors from the state or commonwealth in which the Borrower and the Guarantors are incorporated or organized, which certificate shall contain no facts objectionable to Administrative Agent.

                  (d) Consents, Etc. Certified copies of all documents evidencing any necessary corporate action, consents, and governmental approvals (if any) with respect to this Agreement and the Loan Documents.

                  (e) Incumbency Certificate. A certificate of the secretary or any assistant secretary of the Borrower and each of the Guarantors certifying: (i) the names of the officer or officers of the Borrower and each of the Guarantors authorized to sign the respective Loan Documents, together with a sample of the true signature of such officer(s), and (ii) as to representations and warranties of, and litigation involving, the Borrower and each of the Guarantors.

                  (f) Charter and By-Laws and Organizational Documents. A copy of the Borrower's and the Guarantors' respective by-laws and charter or articles of incorporation and/or articles of organization and operating agreement, if applicable, (including all amendments thereto) certified by the secretary or any assistant secretary of the Borrower and Guarantors, as applicable, as being true and complete copies of the current charter or articles of incorporation and by-laws of each.

                  (g) Attorneys Opinion Letter. An opinion letter from counsel to the Borrower and the Guarantors favorably opining as to such matters as required by Administrative Agent.

                  (h) Payment of Fees, Etc. Payment of all outstanding fees and expenses to Administrative Agent, and to any Lender, including all of Administrative Agent's reasonable legal fees.

                  (i) No Default Certificate. Delivery of a certificate dated as of the Closing Date executed by the Chief Executive Officer or the Chief Financial Officer of the Borrower certifying to Administrative Agent and to Lenders that no Default Condition or Event of Default exists and that all representations and warranties contained herein are true and correct.

                  (j) Seller Notes. Delivery of the general form of Seller Note used by Borrower.

                  (k) Other. Such other documents as Administrative Agent may reasonably request.

         SECTION 5.2 ALL BORROWINGS. The Lenders' obligation to extend credit pursuant to this Agreement and to issue any Letter of Credit and the Swing Line Lender's obligation to extend credit pursuant to this Agreement is subject to the following additional Conditions Precedent which shall be met each time an Advance under the Revolving Credit Loan (including the request for the issuance of a Letter of Credit) and Advance under the Swing Line Loan is made:

                  (a) The representations and warranties of the Borrower contained in Article IV are true and correct as of the date of the requested Advance, with the same effect as though made on the date additional funds are advanced; (b) There has been no material adverse change in the business operations or financial condition of the Consolidated Entities taken as a whole; and (c) No Default Conditions and no Event of Default have occurred and continue to exist.

         ARTICLE VI. AFFIRMATIVE COVENANTS.

         The Borrower covenants that, during the term of this Agreement (including any extensions hereof) and until all indebtedness described herein shall have been finally paid in full, unless the Required Lenders shall otherwise first consent in writing, the Borrower shall:

         SECTION 6.1 FINANCIAL STATEMENTS AND REPORTS. Promptly furnish to Administrative Agent (with sufficient copies for distribution by Administrative Agent to each Lender):

                  (a) Annual Reports. As soon as available, and in any event within one hundred and five (105) days after the close of each Fiscal Year of the Borrower, the audited consolidated Financial Statements of the Consolidated Entities setting forth the audited consolidated balance sheets of the Consolidated Entities as at the end of such year, and the audited consolidated statements of income, statements of cash flows, and statements of retained earnings, along with supporting notes to such consolidated Financial Statements of the Consolidated Entities for such year, setting forth in each case in comparative form (beginning when comparative data are available) the corresponding figures for the preceding Fiscal Year accompanied by the report of the Borrower's certified public accountants and duly certified by the Borrower's Chief Financial Officer or Treasurer as being correct reflections of the information used for the audited consolidated Financial Statements. Notwithstanding the foregoing, the Borrower shall cause its Form 10-K to be available via the SEC EDGAR site within 90 days after the end of each Fiscal Year. The audit opinion in respect of the consolidated Financial Statements of the Consolidated Entities shall be the unqualified opinion of one of the nationally recognized firms of independent certified public accountants acceptable to Administrative Agent and shall be accompanied by such certificates as reasonably required by Administrative Agent.

                  (b) Quarterly and Year-to-Date Reports. As soon as available and in any event within fifty-five (55) days after the end of each Fiscal Quarter, the company prepared consolidated Financial Statements of the Consolidated Entities as of the end of such Fiscal Quarter, together with the consolidated balance sheets, statements of income, and statements of cash flow of the Consolidated Entities for such quarter and for a period from the beginning of the Fiscal Year to the close of such Fiscal Quarter, all certified by the chief financial officer or Assistant Secretary of the Borrower as being true and correct to the best of his or her knowledge. Notwithstanding the foregoing, the Borrower shall cause its Form 10 Q's to be available via the SEC EDGAR site within forty-five (45) days after the end of each Fiscal Quarter.

                  (c) Compliance Reports. As soon as available and in any event within one hundred and five (105) days after the end of a Fiscal Year or within fifty-five (55) days after the end of each Fiscal Quarter that is not the end of a Fiscal Year, the calculations with supporting details by the Borrower of the financial covenants contained in Article VII.A. herein, all in a format similar to that described on Exhibit J hereto, along with a certificate of compliance certified by the chief executive officer or chief financial officer of the Borrower stating that such officer has no knowledge of any Event of Default or Default Condition, or if such officer has obtained such knowledge, disclosing the nature, details, and period of existence of such event.

                  (d) SEC Filings and Public Information. Within ten (10) days after such are filed with the Securities and Exchange Commission, copies of all filings made (including Borrower's 8-K reports), including the Borrower's 10-Q and 10-K reports.

                  (e) Consolidating Statements. As reasonably requested by Administrative Agent or any Lender, the Borrower shall make available at its premises for review to the Administrative Agent or any such Lender the Borrower's consolidating balance sheets, statement of income, and statements of retained earnings.

                  (f) Other Information. Promptly upon its becoming available, such other material information, including, but not limited to, material violations of environmental laws or regulations and important matters relating to funding of employee benefit plans, about the Consolidated Entities as a whole or the indebtedness described herein, or such other information that any Lender through the Administrative Agent may reasonably request from time to time.

All such balance sheets and other Financial Statements referred to in Sections 6.1(a) and (b) hereof shall conform to GAAP.

         SECTION 6.2 TAXES AND OTHER LIENS. Pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon any of the Consolidated Entities or upon any of their respective income or Property as well as all claims of any kind (including claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien upon any Consolidated Entity's Property; provided, however, that none of the Consolidated Entities shall be required to pay any such tax, assessment, charge, levy, or claim if the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if such of the Consolidated Entities, as applicable, shall establish reserves therefor adequate under GAAP.

         SECTION 6.3 MAINTENANCE.

                  (a) Except as otherwise provided herein, (i) continue to engage in business of the same general type as conducted on the Closing Date by the Consolidated Entities, taken as a whole, and (ii) except to the extent that a failure to do so would not have a material adverse effect on the business operations or financial condition of the Consolidated Entities taken as a whole maintain and cause each Consolidated Entity to maintain its corporate, partnership, joint venture, limited partnership, and/or limited liability company existence, name, rights, and franchises;

                  (b) Except to the extent that a failure to do so would not have a material adverse effect on the business operations or financial condition of the Consolidated Entities taken as a whole observe and comply and cause each Consolidated Entity to observe and comply with all applicable laws, environmental laws and regulations, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, and requirements of all federal, state, county, municipal, and other governments;

                  (c) Except to the extent that a failure to do so would not have a material adverse effect on the business operations or financial condition of the Consolidated Entities taken as a whole maintain and cause each Consolidated Entity to maintain its Property (and any Property leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, and improvements to its Property reasonably necessary and proper to ensure that the business carried on in connection with its Property may be conducted properly and efficiently at all times; and

                  (d) Except to the extent that a failure to do so would not have a material adverse effect on the business operations or financial condition of the Consolidated Entities taken as a whole maintain and cause each Consolidated Entity to maintain ownership of, and all presently existing benefits and rights arising from, their respective patents, trademarks, franchises, and other intellectual property.

         SECTION 6.4 FURTHER ASSURANCES. Promptly cure any defects in the creation, issuance, and delivery of the Loan Documents. The Borrower at its expense promptly will execute and deliver to Administrative Agent upon request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in the Loan Documents, or to correct any omissions in the Loan Documents, all as may be reasonably necessary or appropriate in connection therewith.

         SECTION 6.5 PERFORMANCE OF OBLIGATIONS.

                  (a) Pay the indebtedness described herein according to the terms of the Loan Documents; and

                  (b) do and perform, and cause to be done and to be performed, every act and discharge all of the obligations provided to be performed and discharged by the Borrower under the Loan Documents, at the time or times and in the manner specified.

         SECTION 6.6 INSURANCE. Maintain and continue to maintain, and cause each Consolidated Entity to maintain and continue to maintain, with financially sound and reputable insurers, insurance against such liabilities, casualties, risks, and contingencies and in such types and amounts as is deemed prudent by the Borrower and as is acceptable to the Administrative Agent. Upon request of any Lender, through the Administrative Agent, the Borrower will furnish or cause to be furnished to Administrative Agent from time to time a summary of the insurance coverage of the Consolidated Entities in form and substance satisfactory to Administrative Agent and if requested will furnish each Lender copies of the applicable policies when available to Borrower.

         SECTION 6.7 ACCOUNTS AND RECORDS. Keep books of record and account, in which full, true, and correct entries will be made of all material dealings or transactions in accordance with GAAP, except only for changes in accounting principles or practices with which the Borrower's certified public accountants concur and which changes have been reported to Administrative Agent in writing and with an explanation thereof.

         SECTION 6.8 RIGHT OF INSPECTION. Permit and cause each Consolidated Entity to permit any officer, employee, or agent of Administrative Agent or any Lender as may be designated by Administrative Agent to visit and inspect any of the Property of any of the Consolidated Entities, to examine the books of record and accounts of any of the Consolidated Entities (including consolidating statements of the Borrower), and to discuss the affairs, finances, and accounts of any of the Consolidated Entities with the respective officers, accountants, and auditors of any of the Consolidated Entities, all at such reasonable times and as often as Administrative Agent may reasonably desire.

         SECTION 6.9 NOTICE OF CERTAIN EVENTS. Promptly notify Administrative Agent if the Borrower learns of the occurrence of (i) any event that constitutes a Default Condition or Event of Default together with a detailed statement by a responsible officer of the steps being taken as a result thereof; or (ii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture, or other evidence of Debt of any of the Consolidated Entities which individually or in the aggregate exceeds $1,000,000 with respect to a claimed default, together with a detailed statement by a responsible officer of the respective Consolidated Entity specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the affected Consolidated Entity is taking or proposes to take with respect thereto; or (iii) any legal, judicial, or governmental proceedings, including, but not limited to, material litigation, arbitration proceedings, regulatory proceedings, and environmental matters, affecting any of the Consolidated Entities in which the amount involved is material and is not adequately covered by insurance or which, if adversely determined, would have a material and adverse effect on the business or the financial condition of the Consolidated Entities taken as a whole or which could reasonably be expected to impair the ability of the Borrower to perform its respective obligations under this Agreement or the Loan Documents; or (iv) any dispute between any of the Consolidated Entities and any governmental or regulatory authority or any other Person, entity, or agency which, if adversely determined, might interfere with the normal business operations of the Consolidated Entities taken as a whole; or (v) any material adverse changes, either individually or in the aggregate, in the assets, liabilities, financial condition, business, operations, affairs, or circumstances of any of the Consolidated Entities from those reflected in the Financial Statements or from the facts warranted or represented in any Loan Document.

         SECTION 6.10 ERISA INFORMATION AND COMPLIANCE. Comply and cause each of the Consolidated Entities to comply with ERISA and all other applicable laws governing any pension or profit sharing plan or arrangement to which any of the Consolidated Entities is a party, provided that no Event of Default or Default Condition shall be deemed to have occurred unless the failure to comply with ERISA or such other laws governing any pension or profit sharing plan or arrangement has a material, adverse impact on the financial condition of the Consolidated Entities taken as a whole. The Borrower shall provide and shall cause each of the Consolidated Entities to provide Administrative Agent with notice of any "reportable event" or "prohibited transaction" or the imposition of a "withdrawal liability" within the meaning of ERISA.

         SECTION 6.11 MANAGEMENT. Give prompt notice to the Administrative Agent of the termination or resignation of the Chief Executive Officer, the Chief Operating Officer, or the Chief Financial Officer of the Borrower.

         SECTION 6.12 ADDITIONAL GUARANTIES. At the same time that any of the Consolidated Entities acquires any Person that is or becomes a Consolidated Entity, the Borrower shall cause such new Consolidated Entity to execute a Guaranty in the form of the Guaranties executed by the Guarantors, and to deliver to Administrative Agent such Guaranties and other documents, instruments and items with respect thereto that are similar to those resolutions, documents, instruments and items delivered by the Guarantors with regard to their Guaranties; provided that if the Borrower or any Consolidated Entity acquires a foreign Consolidated Entity that is prohibited by law from executing a Guaranty, then and in such event, the Borrower shall cause 65% of the outstanding common, Voting Stock of such foreign Consolidated Entity to be pledged and delivered to Administrative Agent for the benefit of Lenders pursuant to the Security Documents. Additionally, in such case upon Administrative Agent's request, the Borrower shall cause the Administrative Agent to receive a counsel's opinion letter issued by counsel acceptable to Administrative Agent regarding such matters involving such Consolidated Entity as may be required by Administrative Agent. Immediately upon any Person becoming a Consolidated Entity, the Borrower shall give notice thereof to Administrative Agent. The Borrower shall pay the costs and expenses, including without limitation, the Administrative Agent's legal fees and expenses, in connection with the preparation, negotiation, execution and review of the Guaranty of such Consolidated Entity and the other items described in this Section.

         The provisions of this Section 6.12 shall not apply to Future University, Inc. in the event that it becomes a Consolidated Entity until and unless the Borrower or any other Consolidated Entity acquires one hundred percent (100%) ownership of the common stock of Future University, Inc.

         SECTION 6.13 EQUITY PROCEEDS. Give to Administrative Agent five (5) Business Days prior notice of any proposed transaction intended to raise Equity Proceeds.

         SECTION 6.14 Y2K COMPLIANT. Maintain and cause each Consolidated Entity to maintain its material hardware and software systems used in its business operations and its general business plan in such manner as to remain Year 2000 Compliant and Ready on and after November 30, 1999.

         ARTICLE VII. NEGATIVE COVENANTS.

         The Borrower covenants and agrees that, during the term of this Agreement and any extensions hereof and until the indebtedness described herein has been paid and satisfied in full, unless Required Lenders shall otherwise first consent in writing, the Borrower will not, either directly or indirectly, and will not allow any of the Consolidated Entities to:

         SECTION 7.1 DEBTS, GUARANTEES, AND OTHER OBLIGATIONS. Except as otherwise set forth in this Agreement, incur, create, assume, or in any manner become or be liable with respect to any Debt; provided that subject to all other provisions of this Article VII, the foregoing prohibitions shall not apply to:

                  (a) any indebtedness owed to Lenders and to the Swing Line Lender as set forth in this Agreement;

                  (b) endorsements of negotiable or similar instruments for collection or deposit in the ordinary course of business;

                  (c) trade payables, accruals, deferrals or similar obligations and liabilities (other than for borrowed money or purchase money obligations) from time to time incurred or accrued in the ordinary course of business not to exceed amounts historically and customarily incurred or accrued by any Consolidated Entity;

                  (d) taxes, assessments, or other governmental charges that are not yet delinquent or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if the appropriate Consolidated Entity shall have made any reserve therefor required by GAAP;

                  (e) indebtedness owed or guaranties provided by the Guarantors to the Borrower, or indebtedness owed or guaranties provided by the Guarantors to each other, or indebtedness owed or guaranties provided by the Borrower to the Guarantors;

                  (f) Seller Notes not to exceed $100,000,000 in the aggregate outstanding principal balance at any one time;

                  (g) the Private Placement Debt; and

                  (h) Total Funded Debt to other Persons, excluding Debt allowed above, which Total Funded Debt does not exceed the lesser of (i) five percent (5%) of Consolidated Net Worth, or (ii) $20,000,000 in the aggregate for all Consolidated Entities.

         SECTION 7.2 LIENS. Create, incur, assume, or permit to exist any Lien on any of their respective Property (real, personal, or mixed now owned or hereafter acquired) except, subject to all other provisions of this Article, the foregoing restrictions shall not apply to:

                  (a) Liens securing the payment of any of the indebtedness described in this Agreement; and

                  (b) Permitted Encumbrances.

         SECTION 7.3 INVESTMENTS, LOANS, AND ADVANCES. Make or permit to remain outstanding any loans or advances to or investments in any Person in an aggregate amount in excess of the lesser of (i) an amount equal to five percent (5%) of Consolidated Net Worth or (ii) $20,000,000 in the aggregate for all Consolidated Entities, except that, subject to all other provisions of this Article, the foregoing restriction shall not apply to:

                  (a) investments received in settlement of Debt owed to any Consolidated Entity and created in the ordinary course of business;

                  (b) investments in, and loans or advances to any Guarantor;

                  (c) the endorsement of negotiable instruments in the ordinary course of business;

                  (d) investments in and loans or advances to Future University, Inc. which do not exceed $2,000,000.00 in the aggregate at any one time outstanding;

                  (e) investments in commercial paper issued by any Person organized under the laws of the United States or any state thereof and
         (i) rated "P-1" or higher by Moody's Investors Services, Inc. or "A-1" or higher by Standard & Poor's Corporation, or (ii) rated "P-2" or higher by Moody's Investors Services, Inc. or "A-2" or higher by Standard & Poor's Corporation and having maturities of not more than thirty (30) days, provided that such investments are payable in Dollars;

                  (f) investments in investment repurchase agreements (with maturities of less than 45 days) with any financial institution with a long-term senior debt rating of "A-" or better by Standard & Poor's Corporation (or an equivalent rating by another nationally recognized credit rating agency), provided that such investments are payable in Dollars;

                  (g) investments in certificates of deposit issued by any bank
         (i) with a long-term senior unsecured debt rating of "A" or better by Standard and Poor's Corporation or "A2" or better by Moody's Investors Services, Inc. and (ii) having combined capital and surplus, as shown in its most recent published financial statements, aggregating in excess of Five Hundred Million Dollars ($500,000,000), provided that such investments are payable in Dollars;

                  (h) investments in marketable direct obligations of, or obligations unconditionally guaranteed by, the United States government or any agency thereof, provided that such investments are payable in Dollars;

                  (i) investments in Debt securities (i) with a rating of "A" or better by Standard & Poor's Corporation or "A-2" by Moody's Investors Services, Inc., or (ii) issued by a regulated public utility company and rated "BBB" or better by Standard & Poor's Corporation or "Baa2" or better by Moody's Investors Services, Inc.;

                  (j) investments in money market preferred stock rated "A" or better by Standard & Poor's Corporation or "A2" or better by Moody's Investors Services, Inc.;

                  (k) investments in "tax exempt floating rate option under bonds" backed by a letter of credit issued by a bank with long-term senior unsecured debt rated "A" or better by Standard & Poor's Corporation, or "A2" or better by Moody's Investors Services, Inc. or "A" or better by Fitch IBCA;

                  (l) investments in purchase money notes received in consideration for assets sold by the Borrower or any Subsidiary thereof, so long as such notes are (i) issued or guaranteed by a Person whose long-term senior unsecured debt is rated "A" or better by Standard & Poor's Corporation or "A2" or better by Moody's Investors Services, Inc. or (ii) secured by assets with a fair market value equal to at least 100% of the principal amount of such notes;

                  (m) investments in mutual funds sponsored by any securities, broker-dealer of recognized national standing (or any affiliate thereof), having an investment policy that requires invested assets of such funds to be invested in investments described in Section 7.3(e) through 7.3(k); and

                  (n) investments by the Borrower in any "swap," "cap," "floor," "collar," "option," "future," or other hedging contract or similar arrangement with any Lender or any Affiliate of any Lender.

         SECTION 7.4 DISTRIBUTIONS AND REDEMPTIONS; ISSUANCE OF STOCK. (a) Purchase, redeem, or otherwise acquire for value any of its stock now or hereafter outstanding, (b) return any capital to its stockholders, or (c) make any distribution of its assets to its stockholders as such provided that so long as no Default Condition or Event of Default exists or would exist immediately thereafter, the Borrower shall be permitted to redeem in the aggregate up to ten percent (10%) of its outstanding Voting Stock as determined on the date hereof during the time period from December 31, 1998 through the term of this Agreement, and provided that these restrictions shall not be deemed to restrict the Borrower's ability to issue dividends in the ordinary course of business so long as no Event of Default or Default Condition exists or would exist immediately after such dividends have been made.

         SECTION 7.5 SALES AND LEASEBACKS. Enter into any arrangement, directly or indirectly, with any Person by which any Consolidated Entity shall sell or transfer any material portion of its Property, whether now owned or hereafter acquired, and by which any Consolidated Entity shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property that such Consolidated Entity intends to use for substantially the same purpose or purposes as the Property sold or transferred, excluding sale and leaseback transactions between Consolidated Entities and sale and leaseback transactions involving real property affected in an Acquisition permitted hereunder, provided that the sale and leaseback transaction occurs simultaneously with the Acquisition or within thirty (30) days after the completion of the Acquisition.

         SECTION 7.6 MERGERS, CONSOLIDATIONS, ETC. Merge, consolidate or reorganize with or into, or sell, assign, lease, transfer, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property (whether now owned or hereafter acquired) to any Person; provided, however, so long as no Event of Default and no Default Condition has occurred or will occur immediately thereafter as a result of such:
(a) any Consolidated Entity other than the Borrower may transfer assets to the Borrower or to any other Consolidated Entity; (b) the Borrower or any other Consolidated Entity may merge, reorganize or consolidate with any Person as long as, after giving effect to any such merger, reorganization or consolidation the Borrower or such other Consolidated Entity is the surviving corporation; and (c) excluding the Borrower, any other Consolidated Entity may merge into another Consolidated Entity.

         SECTION 7.7 PROCEEDS OF LOAN. Permit the proceeds of the Advances to be used for any purpose other than those permitted under this Agreement.

         SECTION 7.8 DISPOSITION OF ASSETS. Dispose of any of the assets of any of the Consolidated Entities other than in the ordinary course of such of the Consolidated Entities' (as applicable) present business upon terms standard in such of the Consolidated Entities' (as applicable) industry; provided that this restriction shall not prohibit any of the Consolidated Entities from disposing of any portion of its assets if such disposition does not have a material adverse effect on the financial or other condition of the Consolidated Entities taken as a whole, and provided that this restriction shall not prohibit any Consolidated Entity from transferring its assets to the Borrower or to another Consolidated Entity (excluding Future University, Inc. until such time as Future University, Inc. becomes a Guarantor).

         SECTION 7.9 LIMITATION ON BUSINESS. Engage in any business other than the business in which the Consolidated Entities are currently primarily engaged as a whole as of this Agreement, nor transact business between Borrower and/or any other Consolidated Entity except on an arm's length basis for fair consideration.

         SECTION 7.10 INCONSISTENT AGREEMENTS. Enter into any material agreement containing any provision which would be violated or breached by the performance by the Borrower of its obligations hereunder.

         SECTION 7.11 ACQUISITIONS. Make any Acquisition if a Default or Event of Default shall be deemed to exist immediately or make any Acquisition in which consideration paid or given exceeds $15,000,000, provided that the consideration paid or given by one Consolidated Entity in the acquisition of another Consolidated Entity shall not be included in the calculation of this covenant.

         SECTION 7.12 PREPAYMENT OF SELLER NOTES. Prepay Seller Notes in the aggregate amount in excess of $1,000,000 in any twelve (12) month period without obtaining the prior written consent of the Required Lenders.

         ARTICLE VII.A. FINANCIAL COVENANTS.

         The Borrower covenants and agrees that, during the term of this Agreement and any extensions hereof and until the indebtedness described herein has been paid and satisfied in full, unless Required Lenders shall otherwise first consent in writing, the Borrower will not:

         SECTION 7A.01 Financial Covenants.

                  (a) Minimum Net Worth. Permit the Consolidated Net Worth to be less than a minimum amount equal to: (i) $190,000,000, plus (ii) on a quarterly basis for each Fiscal Quarter beginning with the Fiscal Quarter ending September 30, 1999, a cumulative amount equal to 75% of quarterly Consolidated Net Income, plus (iii) 100% of the net proceeds of any Equity Proceeds raised subsequent to Closing Date. For the purpose of this calculation, Consolidated Net Income shall never be less than 0.

                  (b) Total Net Funded Debt to Pro Forma EBITDA. Permit the ratio of Total Net Funded Debt of the Consolidated Entities divided by Pro Forma EBITDA to exceed a ratio of 2.80 to 1.0 calculated as of the end of each Fiscal Quarter.

                  (c) Total Net Funded Debt to Capitalization. Permit the ratio of Total Net Funded Debt of the Consolidated Entities to Capitalization to exceed .55 to 1.0 at any time, all as determined at the end of each Fiscal Quarter.

                  (d) Fixed Charge Coverage Ratio. Permit the ratio of EBITAR of the Consolidated Entities to Fixed Charges, as calculated at the end of each Fiscal Quarter, to be less than 2.5 to 1.0.

         ARTICLE VIII. EVENTS OF DEFAULT.

         SECTION 8.1 EVENTS OF DEFAULT. Any of the following events shall be considered an Event of Default as those terms are used in this Agreement:

                  (a) Principal and Interest Payments. The Borrower fails to make payment of principal when due in accordance with the terms of the Loan Documents or the Borrower fails to pay within five (5) days when due any payment of interest or any other amount when due in accordance with the terms of the Loan Documents; or

                  (b) Representations and Warranties. Any representation or warranty made by the Borrower in any Loan Document is incorrect in any material respect as of the date thereof; or any representation, statement (including Financial Statements), certificate, or data furnished or made by the Borrower in any Loan Document with respect to any indebtedness is untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

                  (c) Obligations. The Borrower fails to perform any of its respective obligations as required by and contained in any Loan Document or a breach or violation occurs under any of the promises, agreements, or covenants contained herein and such breach or violation is not cured within thirty (30) days after the earlier of (i) any officer of the Borrower obtaining knowledge thereof, or (ii) the delivery of written notice by Administrative Agent to Borrower, provided and except that such thirty (30) day cure period shall not apply and an Event of Default shall be deemed to exist without opportunity to cure upon the breach or violation of any of the following articles and sections of this Agreement: Section 6.1, 6.3(a)(i), 6.9, 6.10, 6.11, 6.12, 6.13, Article VII, and Article VII.A;
         and provided and except that an Event of Default shall not be deemed to exist under Section 6.1(c) unless the Borrower fails to provide the officers certificate required thereby within fifteen (15) days after the time required therefor; or

                  (d) Involuntary Bankruptcy or Receivership Proceedings. A receiver, custodian, liquidator, or trustee of the Borrower or any of the Guarantors, or of any of their respective Property, is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or the Borrower or any of the Guarantors is adjudicated bankrupt or insolvent; or any of the Property of the Borrower or any of the Guarantors is sequestered by court order; or a petition is filed against the Borrower or any of the Guarantors under any state or federal bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, liquidation, or receivership law of any jurisdiction, whether now or hereafter in effect, which petition is not dismissed within sixty (60) days after it has been filed; or

                  (e) Voluntary Petitions. The Borrower or any of the Guarantors takes affirmative steps to prepare to file, or the Borrower or any of the Guarantors files a petition in voluntary bankruptcy or to seek relief under any provision of any bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

                  (f) Assignments for Benefit of Creditors, Etc. The Borrower or any of the Guarantors makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of the Borrower or any of the Guarantors or of all or any part of their respective Properties; or

                  (g) Undischarged Judgments. If a final, non-appealable judgment for the payment of money, which when combined with other outstanding final, non-appealable judgments and orders against any of the Borrower and the Consolidated Entities, exceeds $1,000,000 in the aggregate, is rendered by any court or other governmental authority against the Borrower or any other Consolidated Entity which is not fully covered by valid collectible insurance, or if a judgment by any court or governmental authority is entered against the Borrower, any other Consolidated Entity, or any Property of the Borrower or any other Consolidated Entity, which judgment has a material adverse affect on the Consolidated Entities taken as a whole and which judgment is not discharged, stayed, or deferred for sixty (60) days after date of entry; or

                  (h) ERISA Liability. The Borrower or any of the Consolidated Entities incurs any liability under ERISA that has a material adverse effect on the financial condition or other condition of the Consolidated Entities taken as a whole; or

                  (i) Change of Ownership. More than thirty percent (30%) of the outstanding common stock of Borrower becomes owned by any Control Group who does not now own more than thirty percent (30%) of the outstanding Voting Stock; or

                  (j) Default to Other Persons. A default, breach, or event of default occurs under any Debt of the Consolidated Entities for amounts individually or in the aggregate, exceeding $1,000,000 or a default, breach, or event of default occurs under any agreement between any Consolidated Entity and any Person involving Debt of $1,000,000 or more, the effect of which is to permit or cause the Person to accelerate such indebtedness and to demand payment thereof, provided, that an Event of Default shall not be deemed to have occurred if the Consolidated Entity in good faith is contesting by appropriate proceedings the demand and acceleration and if the Consolidated Entity, as applicable, has established an appeal bond (if appropriate), cash bonds, sureties, bonds, or cash reserves in such amounts as reasonably required by Administrative Agent or in the case of an appeal bond, as required by law.

         SECTION 8.2 REMEDIES.

                  (a) Upon the happening of any Event of Default set forth above, with the exception of those events set forth in Section 8.1(d) and 8.1(e): (i) Administrative Agent, acting pursuant to Lenders' direction as set forth in Article XII, shall declare the entire principal amount of all indebtedness then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest, or dishonor or other notice of default of any kind, all of which the Borrower hereby expressly waives, (ii) Administrative Agent, acting pursuant to Lenders' direction as set forth in Article XII shall terminate and cancel all obligations of the Lenders (including the Swing Line Lender) under this Agreement unless and until the Lenders (including the Swing Line Lender) shall reinstate such obligations in writing; or (iii) Administrative Agent, acting pursuant to Lenders' direction as set forth in Article XII, shall bring an action to protect or enforce the rights of the Administrative Agent and the Lenders (including the Swing Line Lender) under the Loan Documents or seek to collect the indebtedness described herein by any lawful means; or (iv) Administrative Agent, acting pursuant to Lenders' direction as set forth in Article XII, shall demand that the Borrower pay to the Administrative Agent an amount (the "Cash Collateral") in immediately available funds equal to the aggregate undrawn face amount under all Letters of Credit outstanding at such time, and the Borrower will upon such demand pay to the Administrative Agent such amount. The Borrower hereby authorizes the Administrative Agent to from time to time apply the Cash Collateral to the payment of any obligations under this Agreement as the same become due and payable.

                  (b) Upon the happening of any event specified in Section 8.1(d) and Section 8.1(e) above: (i) all indebtedness described herein, including all principal, accrued interest, and other charges or monies due in connection therewith shall be immediately and automatically due and payable in full, without presentment, demand, protest, or dishonor or other notice of any kind, all of which the Borrower hereby expressly waives, (ii) all obligations of Lenders (including the Swing Line Lender) under this Agreement shall immediately cease and terminate unless and until each of the Lenders (including the Swing Line Lender) shall reinstate such obligations in writing; or (iii) Administrative Agent, acting pursuant to Lenders' direction as set forth in Article XII, may bring an action to protect or enforce their rights under the Loan Documents or seek to collect the indebtedness described herein and/or enforce the obligations evidenced herein by any lawful means; and (iv) the Borrower will be and become unconditionally obligated, without any notice, act or demand, to pay to the Administrative Agent Cash Collateral in the amount described in Section 8.2(a)(iv), which Cash Collateral may be applied by the Administrative Agent as described in Section 8.2(b)(iv).

         SECTION 8.3 DEFAULT CONDITIONS. Any of the following events shall be considered a Default Condition:

                  (a) The Consolidated Entities suffer a material adverse change in their financial condition taken as a whole; or

                  (b) Should any event occur that except for the giving of notice and/or the passage of time would be an Event of Default.

         Upon the occurrence of a Default Condition or at any time thereafter until such Default Condition no longer exists, the Borrower agrees that subject to Article XII, the

         Administrative Agent and the Lenders (including the Swing Line Lender), in their sole discretion, and without notice to the Borrower, may immediately cease making any Advances, all without liability whatsoever to the Borrower or any other Person whomsoever, all of which is expressly waived hereby. The Borrower releases the Lenders (including the Swing Line Lender) and the Administrative Agent from any and all liability whatsoever, whether direct, indirect, or consequential, and whether seen or unforeseen, resulting from or arising out of or in connection with Lenders' determination to cease making Advances pursuant to this Section.

         ARTICLE IX. GENERAL PROVISIONS.

         SECTION 9.1 NOTICES. All communications under or in connection with this Agreement or any of the other Loan Documents shall be in writing and shall be mailed by first class certified mail, postage prepaid, or otherwise sent by telex, telegram, telecopy, or other similar form of rapid transmission confirmed by mailing (in the manner stated above) a written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent, or delivered as follows:

                  (a) if to the Borrower, to its address shown below, or to such other address as Borrower may have furnished to Administrative Agent in writing:

                                            Mr. Anthony M. Schofield
                                            Chief Financial Officer
                                            Service Experts, Inc.
                                            6 Cadillac Drive
                                            Suite 400
                                            Brentwood, Tennessee 37027

                  (b) if to Administrative Agent, to its address shown below, or to such other address or to such individual's or department's attention as it may have furnished the Borrower in writing:

                                            SunTrust Bank, Nashville, N.A.
                                            Administrative Agent
                                            201 Fourth Avenue, North
                                            Nashville, Tennessee 37219
                                            Attention: Allen Oakley

                  (c) if to Lenders, to the address of each of the Lenders as shown beside the respective signature of each of the Lenders.

Any communication so addressed and mailed by certified mail shall be deemed to be given when so mailed.

         SECTION 9.2 INVALIDITY. In the event that any one or more of the provisions contained in any Loan Document for any reason shall be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document.

         SECTION 9.3 SURVIVAL OF AGREEMENTS. All representations and warranties of the Borrower in this Agreement and all covenants and agreements in this Agreement not fully performed before the Closing Date of this Agreement shall survive the Closing Date.

         SECTION 9.4 SUCCESSORS AND ASSIGNS. The Borrower may not assign its respective rights or delegate duties under this Agreement or any other Loan Document. All covenants and agreements contained by or on behalf of the Borrower in any Loan Document shall bind the Borrower's successors and assigns and shall inure to the benefit of the Administrative Agent, each Lender, the Swing Line Lender, and their respective successors and assigns.

         SECTION 9.5 WAIVERS. Pursuant to T.C.A. Section 47-50-112, no action or course of dealing on the part of Administrative Agent or any Lender or the Swing Line Lender, their respective officers, employees, consultants, or agents, nor any failure or delay by Administrative Agent or any Lender or the Swing Line Lender with respect to exercising any right, power, or privilege of Administrative Agent or any Lender or the Swing Line Lender under any of the Loan Documents shall operate as a waiver thereof, except as otherwise provided in this Agreement. Acting pursuant to the requirements of Article XII herein, Administrative Agent may from time to time waive any requirement hereof, including any of the Conditions Precedent; however no waiver shall be effective unless in writing and signed by the Administrative Agent. The execution by Administrative Agent of any waiver shall not obligate Administrative Agent or any Lender or the Swing Line Lender to grant any further, similar, or other waivers.

         SECTION 9.6 CUMULATIVE RIGHTS. Rights and remedies of Administrative Agent or any Lender or the Swing Line Lender under each Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         SECTION 9.7 GOVERNING LAW. This Agreement and the other Loan Documents constitute a contract made under and shall be construed in accordance with and governed by the laws of the State of Tennessee.

         SECTION 9.8 TIME OF ESSENCE. Time is of the essence with regard to each and every provision of this Agreement.

         SECTION 9.9 COSTS, EXPENSES, AND TAXES. The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of Administrative Agent (including the reasonable fees and out-of-pocket expenses of counsel for Administrative Agent) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, enforcement, or protection of Administrative Agent's or any Lender's or Swing Line Lender's rights under the Loan Documents (including any suit for declaratory judgment or interpretation of the provisions hereof). During the continuance of any Event of Default and in addition to the other payments required herein, the Borrower shall pay on demand all reasonable out-of-pocket costs and expenses (including reasonable legal fees and court costs) incurred by any of the Lenders in the enforcement or protection of such Lender's rights and benefits under the Loan Documents.

         SECTION 9.10 ENTIRE AGREEMENT; NO ORAL REPRESENTATIONS LIMITING ENFORCEMENT. This Agreement represents the entire agreement between the parties hereto except for such other agreements set forth in the Loan Documents, and any and all oral statements heretofore made regarding the matters set forth herein are merged herein.

         SECTION 9.11 AMENDMENTS. The parties hereto agree that this Agreement may not be modified or amended except in writing signed by the parties hereto.

         SECTION 9.12 DISTRIBUTION OF INFORMATION. The Borrower hereby authorizes the Administrative Agent and each Lender (including the Swing Line Lender), as the Administrative Agent and each Lender (including the Swing Line Lender) may elect in its sole discretion, to discuss with and furnish to any Affiliate, to any government or self-regulatory agency with jurisdiction over the Administrative Agent and each Lender (including the Swing Line Lender), or to any participant or prospective participant, all financial statements, audit reports and other information pertaining to the Borrower, the Guarantors, and/or the Consolidated Entities, whether such information was provided by the Borrower or prepared or obtained by the Administrative Agent or third parties. Neither the Administrative Agent nor any of its employees, officers, directors or agents make any representation or warranty regarding any audit reports or other analyses of the Borrower which the Administrative Agent may elect to distribute, whether such information was provided by the Borrower or prepared or obtained by the Administrative Agent or third parties, nor shall the Administrative Agent or any of its employees, officers, directors or agents be liable to any Person receiving a copy of such reports or analyses for any inaccuracy or omission contained in such reports or analyses or relating thereto. Neither the Administrative Agent nor any Lender shall disclose confidential information to other Persons in violation of SEC rules and regulations and applicable laws.

         SECTION 9.13 BORROWER'S RIGHT TO REPLACE A LENDER. If any Lender (a "Selling Lender"): (a) gives notice pursuant to Section 2.20 that it is unlawful or impossible for such Lender to make, maintain or fund any Advance bearing interest at the LIBOR Option, or (b) demands compensation under Section 2.11(b)(i) or Section 2.21, the Borrower shall have the right, with the assistance of the Administrative Agent, to seek one or more lenders or other institutions organized under the laws of the United States or any state thereof having total assets in excess of $1,000,000,000 (each a "Purchasing Lender") willing to purchase the Loans held by the Selling Lender (including the Selling Lender's interest in the Letter of Credit Subcommitment) and to assume the Selling Lender's Revolving Credit Loan Commitment; provided that any such purchase and assumption by a Purchasing Lender that is not already a Lender shall be subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld). The Selling Lender shall be obligated to sell its Loans (including the Selling Lender's interest in the Letter of Credit Subcommitment) to such Purchasing Lender (which may include one or more of the Lenders) within 15 days after receiving notice from the Borrower requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof plus unpaid interest accrued thereon up to but excluding the date of sale. In connection with any such sale, and in addition to the amounts paid by the Purchasing Lender hereunder, the Borrower shall pay or cause to be paid to the Selling Lender, the following (a) the amount of any compensation which would be due to the Selling Lender under Section 2.13 if the Borrower had prepaid Advances made under the LIBOR Option, and (b) any additional compensation accrued for its account under Sections 2.11(b)(i), 2.20, and 2.21 up to but excluding the date of sale. Upon such sale, the Purchasing Lender shall assume the Selling Lender's Revolving Credit Loan Commitment (including the Selling Lender's obligations and liabilities under the Letter of Credit Subcommitment), and any other obligations due hereunder, and the Selling Lender shall be released from its obligations hereunder to a corresponding extent. If any Purchasing Lender is not already one of the Lenders, the Selling Lender, as assignor, such Purchasing Lender, as assignee, and the Administrative Agent shall enter into an appropriate assignment and assumption agreement, whereupon such Purchasing Lender shall be a Lender under this Agreement, shall be deemed to be an Eligible Assignee hereunder and shall have all the rights and obligations of a Lender with a Revolving Credit Loan Commitment equal to its Pro Rata Share of the Revolving Credit Loan Commitment of the Selling Lender. Upon the consummation of any sale pursuant to this Section, the Selling Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, each Purchasing Lender requesting Notes receives new Notes. In the event that the Borrower invokes the rights under this Section 9.13, the Borrower shall pay to the Administrative Agent within fifteen (15) days of written notice, a servicing fee equal to $3,000, plus any reasonable legal fees and costs incurred by legal counsel to the Administrative Agent.

         ARTICLE X. JURY WAIVER.

         SECTION 10.1 JURY WAIVER. IF ANY ACTION OR PROCEEDING INVOLVING THIS LOAN AGREEMENT OR ANY LOAN DOCUMENT IS COMMENCED IN ANY COURT OF COMPETENT JURISDICTION, THE BORROWER, ADMINISTRATIVE AGENT, AND EACH LENDER (INCLUDING THE SWING LINE LENDER) HEREBY WAIVE THEIR RIGHTS TO DEMAND A JURY TRIAL.

         ARTICLE XI. HAZARDOUS SUBSTANCES.

         SECTION 11.1 REPRESENTATION AND INDEMNITY REGARDING HAZARDOUS
SUBSTANCES.

                  (a) The Borrower has no knowledge of any spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on or onto any of its Property or on any of the Property of any Consolidated Entity; or of any spills or disposal of Hazardous Substances that have occurred or are occurring off any of its Property (or the Property of any Consolidated Entity) as a result of any construction on or operation and use of such Property; in each case under this paragraph
         (a) so as to violate any Environmental Law in a manner that would have a material adverse effect on the business, Properties or financial condition of the Borrower or the Consolidated Entities or on the ability of the Borrower or the Guarantors to perform their respective obligations under this Agreement or any of the other Loan Documents.

                  (b) The Borrower represents that its Property and any current operation concerning its Property (and the Property of any of the Consolidated Entities) and its business operations are not in violation of any applicable Environmental Law, and the Borrower has no actual knowledge or any notice from any governmental body claiming that such Property or such business operations or operations or uses of the Property have or may result in any violation of any Environmental Law or requiring or calling attention to the need for any work, repairs, corrective actions, construction alterations or installation on or in connection with the Property or any of the Borrower's business in order to comply with any Environmental Law with which Borrower has not complied, in each case under this paragraph (b) wherein such violation would have a material adverse effect on the business, Properties, or financial condition of the Borrower and/or any of the Consolidated Entities. If there are any such notices which would have such effect with which the Borrower has not complied, the Borrower shall provide Administrative Agent with copies thereof. If the Borrower receives any such notice which would have such effect, the Borrower will immediately provide a copy to Administrative Agent.

                  (c) The Borrower agrees to indemnify and hold Administrative Agent and each of the Lenders (including the Swing Line Lender) harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits, and other proceedings, costs and expenses (including, without limitation, reasonable attorneys' fees), arising directly or indirectly from or out of, or in any way connected with (i) the presence of any Hazardous Substances on any of the Property of any Consolidated Entity in violation of any Environmental Law; (ii) any violation or alleged violation of any Environmental Law relating to Hazardous Substances on any of the Property of any Consolidated Entity, whether attributable to events occurring before or after Borrower's acquisition of any of its Property or the acquisition of such property by any Consolidated Entity; (iii) any violation of any Environmental Law by any of the Consolidated Entities resulting from the conduct of its business, use of its Property, or otherwise; or (iv) any material inaccuracy in the certifications contained in Section 11.1(a).

         ARTICLE XII. THE ADMINISTRATIVE AGENT.

         SECTION 12.1 APPOINTMENT OF ADMINISTRATIVE AGENT. Each Lender hereby designates STB as Administrative Agent to administer all matters concerning the

Loans and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Revolving Credit Note, or Competitive Bid Note by the acceptance of any such promissory note shall be deemed irrevocably to authorize, the Administrative Agent to take such actions on its behalf under the provisions of this Agreement, the other Loan Documents and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its agents or employees. The Lenders agree that neither the Administrative Agent nor any of its directors, officers, employees, or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. The Lenders agree that the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise be imposed upon or exist against the Administrative Agent.

         SECTION 12.2 AUTHORIZATION OF ADMINISTRATIVE AGENT WITH RESPECT TO THE LOAN DOCUMENTS. (a) Each Lender hereby authorizes the Administrative Agent to enter into each of the Loan Documents and to take all action contemplated thereby, all in its capacity as Administrative Agent for the ratable benefit of the Lenders. All rights and remedies under the Loan Documents may be exercised by the Administrative Agent for the benefit of the Administrative Agent and the Lenders upon the terms thereof. The Lenders further agree that the Administrative Agent may assign its rights and obligations under any of the Loan Documents to any Affiliate of the Administrative Agent, if necessary or appropriate under applicable law, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Loan Documents) be entitled to all the rights of the Administrative Agent under and with respect to the applicable Loan Document.

                  (b) The Administrative Agent shall administer the Loans described herein and the Loan Documents on behalf of and for the benefit of the Lenders in all respects as if the Administrative Agent were the sole Lender under the Loan Documents, except that:

                      (i) The Administrative Agent shall administer the Loans
                  and the Loan Documents with a degree of care at least equal to that customarily employed by the Administrative Agent in the administration of similar credit facilities for its own account.

                      (ii) The Administrative Agent shall not, without the
                  consent of the Required Lenders, take any of the following actions:

                            (A) agree to a waiver of any material requirements,
                      covenants, or obligations of the Borrower or any of the Guarantors contained herein;

                            (B) agree to any amendment to or modification of any
                      of the terms of any of the Loan Documents, except Administrative Agent may agree to amendments and modifications to the Swing Line Note with only the consent of the Swing Line Lender;

                            (C) waive any Event of Default or Default Condition
                      as set forth in this Agreement;

                            (D) accelerate the indebtedness described in this
                      Agreement following an Event of Default; or

                            (E) initiate litigation or pursue other remedies to
                      enforce the obligations contained in any Loan Document or to collect the indebtedness described herein.

                      (iii) The Administrative Agent shall not, without the
             consent of all of the Lenders, take any of the following actions:

                            (A) increase or extend any Revolving Credit Loan
                      Commitment, or the Maximum Total Amount;

                            (B) extend the maturity of any payment of principal
                      of or interest on the indebtedness described herein;

                            (C) reduce any fees paid to or for the benefit of
                      Lenders under this Agreement;

                            (D) reduce the rate of interest charged on the
                      indebtedness described herein;

                            (E) release any Guaranty;

                            (F) waive, amend, modify or change the Conditions
                      Precedent;

                            (G) postpone any date fixed for the payment in
                      respect of principal of, or interest on the indebtedness described herein, or any fees hereunder;

                            (H) modify the definition of Required Lenders; or

                            (I) modify this Section 12.2(b)(iii).

                      (iv) The Administrative Agent shall use its best efforts
                  to distribute to Lenders copies of Financial Statements and other material writings and documents delivered to Administrative Agent by Borrower within three (3) Business Days after receipt thereof; provided, however, the Administrative Agent shall have no liability for failure to comply with this provision.

                  (c) The Administrative Agent, upon its receipt of actual notice thereof, shall notify the Lenders of: (i) each proposed action that would require the consent of the Lenders as set forth herein, or
         (ii) any action proposed to be taken by the Administrative Agent in the administration of the Loans and Loan Documents not in the ordinary course of business; provided that any failure of the Administrative Agent to give the Lenders any such notice shall not alone be the basis for any liability of the Administrative Agent to the Lenders except for the Administrative Agent's gross negligence or willful misconduct.

                  (d) The Lenders agree that the Administrative Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct. Administrative Agent shall incur no liability to any of the Lenders for giving consent on behalf of the Lenders when under the terms of this Agreement consent may not be unreasonably withheld.

                  (e) The Administrative Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Required Lenders or all of the Lenders, where expressly required by this Agreement, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders. In each circumstance where any consent of or direction from the Required Lenders or all of the Lenders is required or requested by Administrative Agent, the Administrative Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Administrative Agent's proposed course of action with respect thereto. In the event the Administrative Agent shall not have received a response from any Lender within five (5) Business Days after Administrative Agent sends such notice, such Lender shall be deemed to have agreed to the course of action proposed by the Administrative Agent.

         SECTION 12.3 ADMINISTRATIVE AGENT'S DUTIES LIMITED; NO FIDUCIARY DUTY. The Lenders agree that the Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents. The Lenders agree that none of the Administrative Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The Administrative Agent shall not have by reason of this Agreement a fiduciary relationship to or in respect of any Lender, and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or the other Loan Documents except as expressly set forth herein.

         SECTION 12.4 NO RELIANCE ON THE ADMINISTRATIVE AGENT. (a) EACH LENDER REPRESENTS AND WARRANTS TO THE ADMINISTRATIVE AGENT AND THE OTHER LENDERS THAT INDEPENDENTLY AND WITHOUT RELIANCE UPON THE ADMINISTRATIVE AGENT, EACH LENDER, TO THE EXTENT IT DEEMS APPROPRIATE, HAS MADE AND SHALL CONTINUE TO MAKE (I) ITS OWN INDEPENDENT INVESTIGATION OF THE FINANCIAL CONDITION AND AFFAIRS OF THE BORROWER, THE GUARANTORS, AND THE CONSOLIDATED ENTITIES IN CONNECTION WITH THE TAKING OR NOT TAKING OF ANY ACTION IN CONNECTION HEREWITH, AND (II) ITS OWN APPRAISAL OF THE CREDIT WORTHINESS OF THE BORROWER, THE GUARANTORS, AND THE CONSOLIDATED ENTITIES, AND, EACH LENDER FURTHER AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE ADMINISTRATIVE AGENT SHALL HAVE NO DUTY OR RESPONSIBILITY, EITHER INITIALLY OR ON A CONTINUING BASIS, TO PROVIDE ANY LENDER WITH ANY CREDIT OR OTHER INFORMATION WITH RESPECT THERETO, WHETHER COMING INTO ITS POSSESSION BEFORE THE MAKING OF THE LOANS OR AT ANY TIME OR TIMES THEREAFTER. AS LONG AS ANY OF THE LOANS ARE OUTSTANDING AND/OR ANY AMOUNT IS AVAILABLE TO BE REQUESTED OR BORROWED HEREUNDER, OR THIS AGREEMENT AND THE LOAN DOCUMENTS HAVE NOT BEEN CANCELED AND TERMINATED, EACH LENDER SHALL CONTINUE TO MAKE ITS OWN INDEPENDENT EVALUATION OF THE FINANCIAL CONDITION AND AFFAIRS OF THE BORROWER, THE GUARANTORS, AND THE CONSOLIDATED ENTITIES.

         (b) The Administrative Agent shall not be responsible to any Lender (including the Swing Line Lender) for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Agreement, the Revolving Credit Notes, the Competitive Bid Notes, the Swing Line Note, the Guaranties, the other Loan Documents, or any other documents contemplated hereby or thereby, or the financial condition of the Borrower, the Guarantors, or any of the Consolidated Entities, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Revolving Credit Notes, the Competitive Bid Notes, the Swing Line Note, the Guaranties, the other Loan Documents or the other documents contemplated hereby or thereby, or the financial condition of the Borrower, the Guarantors, or any of the Consolidated Entities or the existence or possible existence of any Default Condition or Event of Default.

         SECTION 12.5 CERTAIN RIGHTS OF ADMINISTRATIVE AGENT. The Lenders agree that if the Administrative Agent shall request instructions from the Required Lenders (or all of the Lenders where unanimity is expressly required under the terms of this

Agreement) with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until the Administrative Agent shall have received instructions from the Required Lenders (or all of the Lenders where unanimity is expressly required under the terms of this Agreement); and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent's acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders (or, with regard to acts for which the consent of all of the Lenders is expressly required under the terms of this Agreement, in accordance with the instructions of all of the Lenders).

         SECTION 12.6 RELIANCE BY ADMINISTRATIVE AGENT. The Lenders agree that the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Lenders agree that the Administrative Agent may consult with legal counsel (including counsel for any Lender), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 12.7 INDEMNIFICATION OF ADMINISTRATIVE AGENT. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify the Administrative Agent, ratably according to their respective Pro Rata Share, for, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including fees of experts, consultants and counsel and disbursements) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The obligations and indemnifications arising under this
Section 12.7 shall survive termination of this Agreement, repayment of the Loans and indebtedness arising in connection with the Letters of Credit and expiration of the Letters of Credit.

         SECTION 12.8 THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loan made by it and the Revolving Credit Note issued to it, the Administrative Agent shall have the same rights and powers hereunder as any other Lender or holder of a Revolving Credit Note and may exercise the same as though it were not performing the duties of Administrative Agent specified herein; and the terms "Lenders," "Required Lenders," "holders of Revolving Credit Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may also exercise rights and remedies of the Swing Line Lender. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, the Guarantors, the Consolidated Entities, or any Affiliate of the Borrower as if it were not performing the duties specified herein as Administrative Agent, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         SECTION 12.9 HOLDERS OF NOTES. The Administrative Agent and the Borrower may deem and treat the payee of any Revolving Credit Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the Borrower. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Credit Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Revolving Credit Note.

         SECTION 12.10 SUCCESSOR ADMINISTRATIVE AGENT. (a) The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with cause by the Required Lenders; provided, however, the Administrative Agent may not resign or be removed until
(i) a successor Administrative Agent has been appointed and shall have accepted such appointment, and (ii) the successor Administrative Agent has assumed all responsibility for issuance of the Letters of Credit and the successor Administrative Agent has assumed in the place and stead of the Administrative Agent all existing liability under outstanding Letters of Credit, and (iii) the successor agent has assumed all responsibility for Advances under the Swing Line Loan (including outstanding Advances thereunder) and the successor Administrative Agent has assumed in the place and stead of the Administrative Agent all existing liability under the Swing Line Loan. The transactions described in the immediately preceding sentence shall be accomplished pursuant to written agreements reasonably satisfactory to the Administrative Agent and the successor Administrative Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank that maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.

                  (b) Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor

         Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.

         SECTION 12.11 NOTICE OF DEFAULT OR EVENT OF DEFAULT. In the event that the Administrative Agent or any Lender shall acquire actual knowledge, or shall have been notified, of any Default Condition or Event of Default (other than through a notice by one party hereto to all other parties), the Administrative Agent or such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall take such action and assert such rights under this Agreement as the Required Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If, following notification by Administrative Agent to Lenders, the Required Lenders (or all of the Lenders if required hereunder) shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Default Condition or Event of Default within five (5) Business Days after their receipt of the notice of any Default Condition or Event of Default from the Administrative Agent or any Lender, or shall request inconsistent action with respect to such Default Condition or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article VIII hereof) as it deems in its discretion to be advisable for the protection of the Lenders.

         SECTION 12.12 BENEFIT OF AGREEMENT.

                  (a) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender, provided that no such action shall increase the cost of the Loans to the Borrower.

                  (b) Each Lender may assign a portion of its interests, rights and obligations under this Agreement, including all or a portion of any of its Revolving Credit Loan Commitment (including without limitation its commitment to participate in Letters of Credit) to any Eligible Assignee; provided, however, that (i) the Borrower and the Administrative Agent must approve in writing the assignment (except that if an Event of Default exists the Borrower is not required to give its approval); (ii) the amount of the Revolving Credit Loan Commitment of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than an amount equal to $5,000,000 or greater integral multiples thereof, (iii) subsequent to the assignment, the assigning Lender must retain a Revolving Credit Loan Commitment no less than $10,000,000 unless the assigning Lender retains a Revolving Credit Loan Commitment equal to zero (-0-); (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an

         Assignment and Acceptance, (v) the Borrower shall execute a Revolving Credit Note subject to such assignment, and (vi) the Eligible Assignee shall pay to the Administrative Agent a processing and recordation fee of $3,000. From and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Revolving Credit Note, a new Revolving Credit Note to the order of the Eligible Assignee in a principal amount equal to the applicable Revolving Credit Loan Commitment assumed by it pursuant to such Assignment and Acceptance, as well as a new Revolving Credit Note to the assigning Lender in the amount of its retained Revolving Credit Loan Commitment. Such new Revolving Credit Note to the Eligible Assignee and to the assigning Lender shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note, shall be dated the date of the surrendered Revolving Credit Note that they replace, and shall otherwise be in substantially the form attached hereto as Exhibit B.

                  (c) No assignment of all or any portion of this Agreement by any Lender shall be permitted without compliance with the provisions of
         Section 12.12(b) hereof, or if such assignment would violate any applicable securities law. In connection with its execution and delivery hereof each Lender represents that it is acquiring its interest herein for its own account for investment purposes and not with a view to further distribution thereof, and shall require any proposed assignee to furnish similar representations to the Administrative Agent and the Borrower.

                  (d) Each Lender may, without the consent of the Borrower or the Administrative Agent, but subject to the provisions of Section 2.9, sell participations in its respective Revolving Credit Loan Commitment and Letter of Credit Subcommitment to such Lender's Affiliate(s), but sales of participations to Persons other than such Lender's Affiliates shall be made only after written notice thereof is delivered to the Administrative Agent and in all events subject to said section. Provided, however, that (i) no Lender may sell a participation in its aggregate Revolving Credit Loan Commitment and Letter of Credit Subcommitment (after giving effect to any permitted assignment hereof) unless it retains an aggregate exposure of at least $10,000,000 (except that no such limitation shall be applicable to any such participation sold at any time there exists an Event of Default hereunder), (ii) the participation interest sold may not exceed 50% of such Lender's Revolving Credit Loan Commitment (iii) such Lender's obligations under this Agreement shall remain unchanged, (iv) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (v) the Borrower and the Administrative Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations as provided in this Agreement and the other Loan Documents. Each Lender shall promptly notify in writing the Administrative Agent and the Borrower of any sale of a participation hereunder.

                  (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section 12.12, which has been approved by the Borrower if approval is required, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower, any of the Guarantors, or the Consolidated Entities furnished to such Lender by or on behalf of the Borrower, any of the Guarantors, or any of the Consolidated Entities. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree in writing not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of the confidential nature of the information and agree to maintain the confidentiality thereof as described herein, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to the Borrower and the Administrative Agent unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee, and such representatives, shall further agree to return to the Borrower all documents or other written material and copies thereof received from any Lender, the Administrative Agent, or the Borrower relating to such confidential information.

                  (f) Any Lender may at any time assign all or any portion of its rights in this Agreement and the promissory note issued to it to a Federal Reserve Bank; provided that no such assignment shall release the assigning Lender from any of its obligations hereunder.

         SECTION 12.13 CO-AGENTS, DOCUMENTATION AGENT, SYNDICATION AGENT, ETC. Neither any of the Lenders identified in this Agreement as a "Co-Agent" nor the Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 12.4.

         ENTERED INTO the date first above written.



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


                                     BORROWER:

                                     SERVICE EXPERTS, INC.


                                     By:
                                         ---------------------------------------

                                     Title:
                                            ------------------------------------

                                     ADMINISTRATIVE AGENT:

                                     SUNTRUST BANK, NASHVILLE, N.A., as
                                     Administrative Agent, Documentation Agent, and Co-Book Manager


                                     By:
                                         ---------------------------------------

                                     Title:
                                            ------------------------------------

                                     Address: 201 Fourth Avenue North
                                              Nashville, Tennessee 37219

                                     SYNDICATION AGENT:

                                     NATIONSBANK, N.A., as Syndication Agent
                                     and Co-Book Manager


                                     By:
                                         ---------------------------------------

                                     Print Name:
                                                 -------------------------------

                                     Title:
                                            ------------------------------------

                                     Address: c/o Bank of America
                                              600 Peachtree Street, NE
                                              9th Floor
                                              Atlanta, Georgia 30308-2213

                                     CO-AGENT:

                                     THE FIRST NATIONAL BANK OF
                                     CHICAGO, as Co-Agent


                                     By:
                                         ---------------------------------------

                                     Print Name:
                                                 -------------------------------

                                     Title:
                                            ------------------------------------

                                     Address: c/o Bank One, N.A.
                                              One First National Plaza
                                              Mail Suite 0324
                                              Chicago, Illinois 60607-0324





                       [Signatures Continued on Next Page]

                                     LENDERS:

                                     SUNTRUST BANK, NASHVILLE, N.A.


                                     By:
                                         ---------------------------------------

                                     Print Name:
                                                 -------------------------------

                                     Title:
                                            ------------------------------------

                                     Address: 201 Fourth Avenue North
                                              Nashville, Tennessee 37219

                                     Pro Rata Share: 17%




                       [Signatures Continued on Next Page]

                                     NATIONSBANK, N.A.


                                     By:
                                         ---------------------------------------

                                     Print Name:
                                                 -------------------------------

                                     Title:
                                            ------------------------------------

                                     Address: c/o Bank of America
                                              600 Peachtree Street, NE
                                              9th Floor
                                              Atlanta, Georgia 30308-2213

                                     Pro Rata Share: 17%



                       [Signatures Continued on Next Page]

                                     THE FIRST NATIONAL BANK OF CHICAGO


                                     By:
                                         ---------------------------------------

                                     Print Name:
                                                 -------------------------------

                                     Title:
                                            ------------------------------------

                                     Address: c/o Bank One, N.A.
                                              One First National Plaza
                                              Mail Suite 0324
                                              Chicago, Illinois 60670-0324

                                     Pro Rata Share: 13 1/2%



                       [Signatures Continued on Next Page]

                                     SOUTHTRUST BANK, NATIONAL

                                     ASSOCIATION


                                     By:
                                         ---------------------------------------

                                     Print Name:
                                                 -------------------------------

                                     Title:
                                            ------------------------------------

                                     Address: 230 Fourth Avenue North
                                              8th Floor
                                              Nashville, Tennessee 37219

                                     Pro Rata Share: 12 1/2%



                       [Signatures Continued on Next Page]

                                     UNION BANK OF CALIFORNIA, N.A.


                                     By:
                                         ---------------------------------------

                                     Print Name:
                                                 -------------------------------

                                     Title:
                                            ------------------------------------

                                     Address: 445 South Figueroa Street
                                              18th Floor
                                              Los Angeles, California 90071

                                     Pro Rata Share: 12 1/2%



                       [Signatures Continued on Next Page]

                                     ABN AMRO BANK, N.V.


                                     By:
                                         ---------------------------------------

                                     Print Name:
                                                 -------------------------------

                                     Title:
                                            ------------------------------------



                                     By:
                                         ---------------------------------------

                                     Print Name:
                                                 -------------------------------

                                     Title:
                                            ------------------------------------

                                     Address: One Ravinia Drive
                                              Suite 1200
                                              Atlanta, Georgia 30346

                                     Pro Rata Share: 7 1/2%



                       [Signatures Continued on Next Page]

                                     FIRST AMERICAN NATIONAL BANK


                                     By:
                                         ---------------------------------------

                                     Print Name:
                                                 -------------------------------

                                     Title:
                                            ------------------------------------

                                     Address: 4th & Union Street, 3rd Floor
                                              Nashville, Tennessee 37237-0310

                                     Pro Rata Share: 7 1/2%



                       [Signatures Continued on Next Page]

                                     MERCANTILE BANK, N.A.


                                     By:
                                         ---------------------------------------

                                     Print Name:
                                                 -------------------------------

                                     Title:
                                            ------------------------------------

                                     Address: 721 Locust Street
                                              Tram 12-3
                                              Saint Louis, MO 63101

                                     Pro Rata Share: 7 1/2%



                       [Signatures Continued on Next Page]

                                     THE BANK OF NOVA SCOTIA


                                     By:
                                         ---------------------------------------

                                     Print Name:
                                                 -------------------------------

                                     Title:
                                            ------------------------------------

                                     Address: 600 Peachtree Street NE
                                              Suite 2700
                                              Atlanta, Georgia 30309

                                     Pro Rata Share: 5%